Exhibit 10.1

DATED 13 April	2017

EBONEX LIMITED and AQUA METALS, INC.		(1) (2)
AGREEMENT for the sale and purchase of the entire issued share capital of Ebonex IPR Limited and other matters related to the proposed acquisition

THIS AGREEMENT is made on 13 April 2017

BETWEEN:

(1)	EBONEX LIMITED, a company registered in England and Wales with company number 09224581 whose registered address is at Second Floor, 16 St. Cuthberts Street, Bedford, Bedfordshire, MK40 3JG (“Seller”); and

(2)	AQUA METALS, INC., a company registered in Delaware, U.S.A. (company registration number 47-1169572 whose address is at 1010 Atlantic Avenue, Alameda CA 94501 (“Buyer”).

WHEREAS:

(A)	The Seller is the registered holder and the beneficial owner of all of the issued shares in EIPRL.

(B)	The Seller is willing to sell such shares to the Buyer, and the Buyer is willing to purchase them, by exercising the EIPRL Option (as defined below) and on the terms of this Agreement.

NOW IT IS AGREED:

1	Definitions and interpretation

1.1	In this Agreement unless the context otherwise requires:

“Accounts” means the audited financial statements of EIPRL comprising EIPRL’s individual accounts as defined in sections 394 and 396 CA 2006 including the cash flow statement, notes to those accounts and the associated directors’ and auditors’ reports, for the financial year ended on the Accounts Date;

“Accounts Date” means 30 June 2015;

“AQM” means Aqua Metals, Inc., a company listed on NASDAQ with stock code “AQMS”;

“AQM Common Stock” means the $0.001 par value common stock of the Buyer;

“AQM Consideration Shares” means such number of shares of AQM Common Stock equal to USD2,200,000 divided by the AQM VWAP as of the date of this Agreement;

“AQM VWAP” means, for any date, the daily volume weighted average price of the AQM Common Stock for the ten (10) trading days prior to such date (or the nearest preceding date) on NASDAQ as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time);

“Associated Person” means in relation to a company, a person (including an employee, agent or subsidiary) who performs or has performed services for or on that company’s behalf;

“business day” means a day on which banks are ordinarily open for the transaction of normal banking business in London;

“business hours” means between 9.00 a.m. and 5.00 p.m. on a business day;

“Business IPR” means all EIPRL IPR and rights in any Relevant Third Party IPR;

“Buyer’s Solicitors” means K&L Gates LLP, One New Change, London EC4M 9AF;

“CA 2006” means the Companies Act 2006;

“Call Option Agreement” means the call option agreement dated 5 April 2016 between the Seller and the Buyer;

“Claim” means a claim by the Buyer against the Seller under the Warranties or any other provision of this Agreement;

“Competition Law” means the national and directly effective legislation of any jurisdiction which governs the conduct of companies or individuals in relation to restrictive or other anti-competitive agreements or practices, dominant or monopoly market positions (whether held individually or collectively) and the control of acquisitions or mergers;

“Completion” means completion of the sale and purchase of the Sale Shares by the performance by the parties of their respective obligations under Clause 6 and Schedule 3;

“Completion Date” means the date of this Agreement;

“Confidential Information” means all industrial, commercial, technical, financial and other information wherever located and of whatever nature and in whatever form (whether written, oral, visual, recorded, graphical, electronic or otherwise) relating to the activities of EIPRL, which is, or may be, secret or confidential and including (but not limited to) records, trade secrets, formulae, processes, methods and equivalent information in connection with the products manufactured, produced, distributed and sold and the services supplied by EIPRL and the customers and suppliers of EIPRL;

“Data Protection Legislation” means the DPA, the EU Data Protection Directive 95/46/EC, the Regulation of Investigatory Powers Act 2000, the Telecommunications (Lawful Business Practice) (Interception of Communications) Regulations 2000 (SI 2000/2699), the Electronic Communications Data Protection Directive 2002/58/EC, the Privacy and Electronic Communications (EC Directive) Regulations 2003 and all applicable laws and regulations relating to processing personal data and privacy, including where applicable the guidance and codes of practice issued by the Information Commissioner;

“Disclosure Letter” means the letter of the same date as this Agreement in the agreed form from the Seller to the Buyer qualifying the Warranties;

“Domain Names” means the domain names listed in Schedule 7;

“DPA” means the Data Protection Act 1998;

“EIPRL” means Ebonex IPR Limited, a company registered in England and Wales with company number 09288783 whose registered address is at Second Floor 16 St. Cuthberts Street, Bedford, Bedfordshire, England, MK40 3JG (details of which are set out in Schedule 1);

“EIPRL IPR” means all Intellectual Property Rights solely or jointly owned by EIPRL, including but not limited to all items identified as EIPRL IPR in Schedule 7;

“EIPRL Option” means the option to purchase the entire issued share capital of EIPRL pursuant to the Call Option Agreement;

“EIPRL Software” means any Software in which the Intellectual Property Rights are solely or jointly owned by EIPRL, including but not limited to all items identified as EIPRL Software in Schedule 7;

“EL Equity” means all the shareholders of the Seller as at Completion, which include 1) Clive Anthony Davies; 2) Low Carbon Innovation Fund Limited; 3) NES Partners; and 4) Atraverda USA;

“Encumbrance” means any mortgage, charge, pledge, lien, hypothecation, assignment by way of security, option or obligation to grant an option, restriction, claim, right of pre-emption, right of first refusal, third party right or interest, other encumbrance or security interest of any kind or other preferential arrangement having similar effect, not including restrictions on transfer under the Securities Act;

“ETL” means Ebonex Technologies Limited, a company registered in England and Wales with company number 08249948 whose registered address is at Units A&B Roseheyworth Business Park, Abertillery, Gwent, Wales, NP13 1SX;

“Guarantee” means any guarantee, suretyship, indemnity, letter of comfort or other obligation, bonding liability or similar contingent liability whether given directly or by way of counter-indemnity, by EIPRL to any third party in respect of a liability of any person other than EIPRL;

“HMRC” means HM Revenue and Customs;

“holding company” means a holding company as defined by section 1159 CA 2006 or a parent undertaking as defined by section 1162 CA 2006;

“Intellectual Property Rights” means rights to inventions (whether patentable or not), rights in get-up, patents and supplementary protection certificates, utility models, trade marks (including logos and strap lines), service marks, domain names, websites, rights in designs, trade or business names, copyrights, rights in the nature of copyright, database and unfair extraction rights and rights in confidential information (including trade secrets and know-how), in each case for the full term thereof throughout the world, whether past, present or future and whether or not registered or recorded in any manner, and all similar or equivalent rights, together with applications (and the right to make applications) for and renewals, re-issues, extensions, divisions and continuations of, and goodwill and the right to sue for passing off or in unfair competition relating to, any of the above;

“IP Licence” means any licence, sub-licence, agreement, authorisation or permission, whether express or implied and whether or not in writing, to which EIPRL is a party, relating to the use, enjoyment and/or exploitation by EIPRL of any Third Party IPR or by any third party of any Business IPR, including (for the avoidance of doubt) the Deed of Assignment of Business IP dated 12 December 2014 between Atraverda USA, Inc, the Seller and EIPRL;

“ITA 2007” means the Income Tax Act 2007;

“Management Accounts” means the unaudited management accounts of EIPRL for the period from the Accounts Date to the Management Accounts Date;

“Management Accounts Date” means 28 February 2017;

“Non-Tax Claim” means any Claim which is not a Tax Claim;

“Personal Data” means personal data (as defined in the DPA) processed by EIPRL;

“Registered EIPRL IPR” means all EIPRL IPR that have been registered or that are applications for registration of Intellectual Property Rights or for registered Intellectual Property Rights;

“related company” in relation to any company means any subsidiary or holding company of that company or any other subsidiary of that company’s holding company;

“Relevant Breach” means any event, matter or circumstance which is inconsistent with, contrary to or otherwise a breach of any of the Warranties (as qualified by Clause 8.2);

“Relevant Third Party IPR” means all Third Party IPR licensed to EIPRL or the subject matter of which is used by EIPRL, including but not limited to all Intellectual Property Rights identified as Relevant Third Party IPR in Schedule 7;

“Residual Liability” means a potential liability of the Seller in respect of a Claim at the time of a novation thereof pursuant to paragraph 9 of Schedule 6;

“Sale Shares” means the issued 1,448,263 ordinary shares of £1 each in the capital of EIPRL, being the entire issued share capital of EIPRL as at the date of this Agreement;

“SEC” means the U.S. Securities and Exchange Commission;

“Securities Act” means the U.S. Securities Act of 1933, as amended, including all rules and regulations promulgated thereunder;

“Seller’s Solicitors” means Mills & Reeve LLP registered in England & Wales with number OC326165 of Botanic House, 100 Hills Road, Cambridge, CB2 1PH (ref: CBM/4036682-0001);

“Software” means computer programs (including but not limited to software applications, databases, operating systems, compilers, and firmware and any other computer programs embedded in any information or communications technology equipment) whether in source code or object code form, and including any accompanying user guides and/or manuals;

“Software Licence” means any licence, sub-licence, agreement, authorisation or permission, whether express or implied and whether or not in writing, relating to the use, enjoyment and/or exploitation by EIPRL of any Third Party Software or by any third party of any EIPRL Software;

“subsidiary” means a subsidiary as defined by section 1159 CA 2006;

“subsidiary undertaking” means a subsidiary undertaking as defined by section 1162 CA 2006;

“Tax Claim” means a Claim by the Buyer against the Seller under the Tax Warranties;

“Tax Covenant” means the covenant in relation to tax set out in part C of Schedule 5;

“Tax Warranties” means the Warranties relating to taxation set out in part B of Schedule 5;

“Third Party IPR” means all Intellectual Property Rights not solely owned by EIPRL;

“Third Party Software” means any Software used by EIPRL that is not solely owned by EIPRL, including but not limited to all items identified as Third Party Software in Schedule 7;

“use” in the context of any Intellectual Property Rights means use of the subject matter of such rights including but not limited to any such use that would, without the consent of the owner of the Intellectual Property Rights, be an infringement or breach of such Intellectual Property Rights;

“VATA 1994” means the Value Added Tax Act 1994;

“Virus” means any software programme or code intended to destroy, interfere with, corrupt, or cause undesired effects on programme files, data or other information, executable code or application software macros, whether or not its operation is immediate or delayed, and whether such software programme is introduced wilfully, negligently or without knowledge of its existence;

“Warranties” means the warranties set out in Schedule 4 and part B of Schedule 5; and

“Websites” means the websites owned and/or operated by or on behalf of EIPRL at the Domain Names, including but not limited to any content appearing at such websites.

1.2	In this Agreement unless the context otherwise requires:

1.2.1	a document expressed to be “in the agreed form” means a document in a form which has been agreed by the parties on or before the date of this Agreement;

1.2.2	references to a Clause or Schedule are to a Clause of, or a schedule to, this Agreement, references to this Agreement include its schedules and references in a schedule or part of a schedule to a paragraph are to a paragraph of that schedule or that part of that schedule;

1.2.3	references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties;

1.2.4	words importing the singular include the plural and vice versa and words importing a gender include every gender;

1.2.5	the table of contents and the descriptive headings to Clauses, Schedules and paragraphs are inserted for convenience only, have no legal effect and shall be ignored in the interpretation of this Agreement;

1.2.6	references to persons or companies, except where used in reference to EIPRL, will include any partnership, undertaking or other body of persons, whether incorporated or not incorporated and whether now existing or hereafter to be formed;

1.2.7	references to any enactment (meaning any statute or statutory provision, whether of the United Kingdom or elsewhere, any subordinate legislation (as defined by section 21(1) Interpretation Act 1978) and any other subordinate legislation made under any such statute or statutory provision) shall be construed as references to:

(i)	any enactment which that enactment has directly or indirectly replaced (whether with or without modification); and

(ii)	that enactment as re-enacted, replaced or modified from time to time, before or on the date of this Agreement, or after the date of this Agreement except to the extent that the liability of any party is thereby increased or extended; and

1.2.8	the words and phrases “other”, “including” and “in particular” shall not limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible.

2	Exercise of Call Option

2.1	Pursuant to the Call Option Agreement, the Buyer hereby gives notice of its exercise of the EIRL Option on the date of this Agreement and the parties agree that the Exercise Period under the Call Option Agreement shall be deemed extended to permit this (but without any additional monthly fee being due).

2.2	The Seller acknowledges that it has received the monthly payments of US$15,000 payable by the Buyer pursuant to clause 2.3 of the Call Option Agreement and covenants that is has at all times complied with its obligations and undertakings in the Call Option Agreement, including, without limitation, each of them set out in clause 2.4, clause 7 and clause 8 therein.

3	Sale of the Sale Shares

3.1	The Seller shall sell to the Buyer and the Buyer shall purchase from the Seller the Sale Shares.

3.2	The Seller shall sell and transfer the Sale Shares with full title guarantee and free from any Encumbrance and with all rights and benefits attached or accruing to them at or after the date of this Agreement (including the right to receive all dividends, distributions or any return of capital declared, paid or made by EIPRL on or after Completion).

4	Consideration

4.1	The consideration for the sale of the Sale Shares shall be a cash amount of US$100,000 (the “Completion Payment”) and the issuance by the Buyer to the Seller of the AQM Consideration Shares, being in such number as is US$2,200,000, divided by the AQM VWAP as measured as at the date of this Agreement.

4.2	The Buyer covenants with the Seller that:

4.2.1	it has all the right to issue the AQM Consideration Shares on the terms set out in this Agreement, and particularly:

(i)	it has obtained the relevant approval by the board of directors of AQM (and that by the required majority of shareholders in AQM, if applicable) for the issuance of the AQM Consideration Shares on the terms set out in this Agreement;

(ii)	all the necessary filing, notification or other submission to the SEC for the purpose of giving effect to the issuance of the AQM Consideration Shares on the terms set out in this Agreement has been or will be made in a timely manner to, and accepted by the SEC at the cost of the Buyer; and

(iii)	the Buyer will fully cooperate in any transfer of AQM Consideration Shares by the Seller to EL Equity in a transaction exempt from the registration requirements of Section 5 of the Securities Act, including the provision of any required opinion of counsel at AQM’s expense; and

4.2.2	it shall issue the AQM Consideration Shares free from all Encumbrances.

4.3	The Seller acknowledges that the AQM Consideration Shares issuable pursuant to Clause 4.1 will be issued as restricted securities within the meaning of Rule 144 under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an effective registration statement or an exemption from registration. The Seller represents and warrants that it is acquiring the AQM Consideration Shares for its own account and with no present expectation of further distributing the AQM Consideration Shares. The Seller understands and agrees that the certificates for the AQM Consideration Shares shall bear a restrictive legend in substantially the following form:

“The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company and confirmed by an opinion of counsel acceptable to the Company in its reasonable discretion.”

4.4	The Seller acknowledges that it has accessed and reviewed the Buyer’s reports on file with the SEC, including Buyer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and all subsequently filed reports (“SEC Filings”). The Seller acknowledges that the offer and sale of the AQM Consideration Shares is being made only by means of this Agreement and understands that the Buyer has not authorised the use of, and the Seller confirms that it is not relying upon, any other information, written or oral, other than material contained in this Agreement for the SEC Filings. The Seller is aware that the purchase of the Consideration Shares involves a high degree of risk and that the Seller may sustain, and has the financial ability to sustain, the loss of its entire investment in the Consideration Shares.

4.5	The Seller undertakes not to transfer the AQM Consideration Shares save for a market sale.

5	Pre-Completion matters (including conditions precedent and related undertakings)

5.1	The obligations of the parties for the sale and purchase of the Sale Shares under this Agreement are conditional on the outstanding intercompany loan of £1,500,000 owed by EIPRL to the Seller together with accrued interest thereon being repaid in full by way of EIPRL allotting and issuing 1,500,000 ordinary shares of £1.00 each in its share capital to the Seller, prior to Completion (“Condition”);

5.2	The Buyer reserves the right to waive (to such extent as it may think fit) the Condition.

5.3	Any waiver by the Buyer under Clause 5.2 is without prejudice to any other rights which the Buyer (as the case may be) may have under this Agreement.

6	Completion

6.1	Completion shall take place at the offices of the Seller’s Solicitors or at such other place as the parties may agree immediately after the signing and exchange of this Agreement when all (but not part only unless the parties shall so agree) of the business referred to in Schedule 3 shall be transacted.

6.2	The Seller undertakes to use the Completion Payment promptly to pay for certain costs, including the rent for certain units at the Abertillery industrial estate, for a period of six months from the Completion Date in accordance with such timetable for payment as the parties agree.

7	Post-Completion matters

7.1	The Seller undertakes that for so long as it remains the registered holder of any of the Sale Shares after Completion it will:

7.1.1	hold the Sale Shares and any dividends and other distributions of profits or surplus or other assets declared, paid or made in respect of them after Completion and all rights arising out of or in connection with them in trust for the Buyer and its successors in title; and

7.1.2	deal with and dispose of the Sale Shares and all such dividends, distributions and rights as are described in Clause 7.1.1 as the Buyer (or any such successor) may direct.

7.2	From Completion until such time as the Buyer is entered in the register of members of EIPRL as the registered holder of the Sale Shares the Seller irrevocably appoints the Buyer as its lawful attorney for the purpose of:

7.2.1	signifying agreement to any written resolution of EIPRL circulated in accordance with Chapter 2 of Part 13 of CA 2006; and

7.2.2	receiving notices of and attending and voting at all meetings of the members of EIPRL.

7.3	The Seller authorises and directs:

7.3.1	EIPRL to send any written resolutions and notices in respect of its holding of the Sale Shares to the Buyer; and

7.3.2	the Buyer to complete the same in such manner as it thinks fit and to return proxy cards, consents to short notice and any other documents required to be signed by it in its capacity as a member of EIPRL.

7.4	The Seller shall at its own cost execute or, so far as each is able, procure that any necessary third party shall execute all such documents and/or do or, so far as each is able, procure the doing of such acts and things as the Buyer shall after Completion reasonably require in order to give effect to this Agreement and any documents entered into pursuant to it.

8	Warranties

8.1	In consideration of the Buyer entering into this Agreement the Seller warrants to the Buyer:

8.1.1	(subject to Clause 8.2) in the terms of the Warranties;

8.1.2	that each statement set out in Schedule 4 is true and accurate at the date of this Agreement; and

8.1.3	that any Warranty which is qualified as being made “so far as the Seller is aware” or “to the best of the knowledge, information and belief of the Seller” has been so qualified after making reasonable enquiry of the directors of EIPRL, Mr Keith Ellis of ETL and Mr Edward Morse of Boult Wade Tennant.

8.2	The Warranties are qualified by the matters fairly disclosed in the Disclosure Letter and for this purpose “fairly disclosed” means accurate and clearly understand the nature and scope of the matter and disclosed in such manner and in such detail as to enable the Buyer to make an informed assessment of the matter concerned.

8.3	Each Warranty shall be construed independently and shall not be limited by reference to any other Warranty or by any other provision of this Agreement.

8.4	The Warranties shall not in any respect be extinguished or affected by Completion.

8.5	All claims by the Buyer for damages or compensation in respect of any Relevant Breach under this Agreement shall be subject to the provisions for the protection of the Seller in Schedule 6.

8.6	None of the limitations contained in Schedule 6 or elsewhere in this Agreement shall apply to exclude or limit the liability of the Vendor in respect of any claim under the Warranties which arises or is increased or which is delayed as a result of fraud, wilful misconduct or wilful concealment by the Vendor or the Company or any their respective directors, officers, employees, agents or advisers.

9	Tax Covenant

9.1	The Seller covenants with the Buyer on the terms of the Tax Covenant whose provisions, together with the provisions in Schedule 5 generally, shall take effect from Completion.

10	Continuing effects of this Agreement

10.1	All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Buyer’s rights in relation to this Agreement.

11	Announcements and confidentiality

11.1	Save as (but only to the extent) expressly required by law or by any relevant regulatory, governmental or quasi-governmental authority, all announcements by, for or on behalf of any of the parties to this Agreement concerning the existence or content of this Agreement and any document in the agreed form shall be in a form approved in writing by the parties in advance of issue.

11.2	Each party shall at all times after the date of this Agreement keep and procure to be kept strictly confidential all information belonging to any of the other parties received or obtained as a result of entering into or performing this Agreement and any document in the agreed form which relates to:

11.2.1	the subject matter and provisions of this Agreement;

11.2.2	the negotiations relating to this Agreement; and

11.2.3	the business, operations, assets, liabilities or financial or other affairs (including future plans and targets ) of each of the other parties,

and shall neither use nor disclose any such information except for the purposes of the proper performance of this Agreement or with the prior written consent of the other parties. Where disclosure is made to any employee, consultant, adviser or agent, it shall be made subject to obligations equivalent to those set out in this Agreement and each party shall use its reasonable endeavours to procure that any such employee, consultant, adviser or agent complies with all those obligations. Each party shall be responsible to each of the other parties in respect of any disclosure or use of any such information belonging to the other parties by a person to whom disclosure is made. In this Clause 11.2 disclosure includes disclosure in writing or by any other means.

11.3	The obligations of confidentiality in this Clause 11 shall not extend to a party in respect of any matter which that party can show:

11.3.1	is in or the public domain other than as a result of a breach of the obligations of confidentiality under this Agreement;

11.3.2	was in that party’s written records prior to the date of this Agreement and not subject to any obligations of confidentiality;

11.3.3	was independently disclosed to that party by a third party entitled to disclose it;

11.3.4	is required to be disclosed for the purposes of stamping, by law of any relevant jurisdiction or for the purpose of any judicial or quasi-judicial proceedings;

11.3.5	is required by or for the purposes of any filing or registration by a party with any regulatory, governmental or quasi-governmental authority to which any party is subject or submits and wherever situated, (including the UK Listing Authority, the Land Registry and HMRC) and whether or not the requirement for information has the force of law; or

11.3.6	is disclosed on a strictly confidential, need to know basis to the employees, professional advisors, auditors, potential financiers and bankers of such party.

12	Releases, waivers, etc by the Buyer

12.1	No variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each party.

12.2	Failure or delay by any party in exercising any right or remedy under this Agreement will not in any circumstances operate as a waiver of it, nor will any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy.

12.3	Any waiver of any breach of, or any default under, any of the terms of this Agreement will not be deemed a waiver of any subsequent breach or default and will in no way affect the other terms of this Agreement.

13	Notices

13.1	Except as otherwise provided in this Agreement, every notice (including any request, demand, instructions, communication or other document) under this Agreement shall be in writing and shall be deemed to be duly given if it is addressed to the party to whom it is intended (if intended for the Seller, addressed to David Casale, c/o Turquoise International Limited, 2 Lambeth Hill, EC4V 4GG and Dr. Stephen Clarke of Aqua Metals, Inc., 101 Atlantic Avenue, Alameda, CA 94501 if intended for the Buyer) to be given at its authorised address and:

13.1.1	delivered by hand personally to the addressee; or

13.1.2	duly sent by prepaid first class post (or by airmail registered post if overseas),

and, in proving the giving or service of such notice, it shall be conclusive evidence to prove that the envelope containing such notice was addressed to the authorised address of the relevant party and delivered either to that address or into the custody of the postal authorities as a pre-paid first class post (or airmail registered post if overseas) letter. The fact that the intended recipient of a notice shows that he did not receive the same, whether or not that fact was known to the giver of the notice, shall not derogate from the effectiveness in law of the service as provided by this Clause 13.

13.2	For the purposes of this Clause 13, the authorised address of the Seller shall be the address of the Seller’ Solicitors, the authorised address of the Buyer shall be 1010 Atlantic Avenue, Alameda, CA 94501 and the authorised address of EIPRL and ETL shall be the address of its respective registered office for the time being.

13.3	Any notice duly given within the meaning of Clause 13.1 shall be deemed to have been both given and received:

13.3.1	if it is delivered in accordance with Clause 13.1.1, upon such delivery; or

13.3.2	if it is duly posted in accordance with Clause 13.1.2, on the second (or, when sent by airmail, fifth) business day after the day of posting.

13.4	No party shall attempt to prevent or delay the service upon it of any notice connected with this Agreement.

14	Entire Agreement

14.2	This Agreement (together with all documents which are required by its terms to be entered into by the parties or any of them) constitutes the entire agreement between the parties and supersedes and replaces any previous oral or written agreement between the parties relating to the subject matter of this Agreement.

14.3	Nothing in this Clause will have the effect of limiting or restricting any liability of the parties arising as a result of any fraud.

15	Severability

15.1	Each provision of this Agreement is severable and distinct from the others. The parties intend that every such provision shall be and remain valid and enforceable to the fullest extent permitted by law. If any such provision is or at any time becomes to any extent invalid, illegal or unenforceable under any enactment or rule of law, it shall to that extent be deemed not to form part of this Agreement but (except to that extent in the case of that provision) it and all other provisions of this Agreement shall continue in full force and effect and their validity, legality and enforceability shall not be thereby affected or impaired, provided that the operation of this Clause 15 would not negate the commercial intent and purpose of the parties under this Agreement.

15.2	If any provision of this Agreement is illegal or unenforceable as a result of any time period being stated to endure for a period in excess of that permitted by a regulatory authority, that provision shall take effect with a time period that is acceptable to the relevant regulatory authorities subject to it not negating the commercial intent of the parties under this Agreement.

16	Counterparts

16.1	This Agreement may be entered into in any number of counterparts, and each of the executed counterparts, when duly exchanged or delivered, shall be deemed to be an original, but, taken together, they shall constitute one instrument.

17	Payment of costs

17.1	Each of the parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement and all ancillary documents.

18	Successors and assigns

18.1	This Agreement shall be binding on and shall enure for the benefit of the successors in title and personal representatives of each party.

19	Third Party Rights

19.1	Subject to Clause 21.2, no person who is not a party to this Agreement shall have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, provided that no right or remedy of any such third party which exists or is available otherwise than by virtue of that Act shall be adversely affected by this Agreement.

20	Applicable law and submission to jurisdiction

20.1	This Agreement shall be governed by and construed in accordance with English law. Each party irrevocably agrees to submit to the exclusive jurisdiction of the courts of England over any claim or matter arising under or in connection with this Agreement (including any non-contractual dispute or claim).

21	Assignment

21.1	Subject to Clause 21.2, neither party may assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement or all or any of its rights or benefits arising under or out of this Agreement without the prior written consent of each other party.

21.2	The Purchaser may at any time, without the consent of the Vendor, assign, grant a security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement or all or any of its rights or benefits arising under or out of this Agreement to or for:

21.2.1	any other member of the Purchaser’s Group; or

21.2.2	any person providing any loan or other financial facility to the Purchaser or any other member of the Purchaser’s Group; or

21.2.3	any person to whom any of the Shares are sold or transferred following Completion.

22	Buyer’s Assurances

22.1	The Buyer warrants to the Seller that it has the requisite power and authority to enter into and perform this Agreement and that this Agreement constitutes a valid, legal and binding obligation on the Buyer in accordance with its terms and, without prejudice to the generality of the foregoing, the Buyer further warrants that all authorisations, approvals, consents and licences required by the Buyer to permit the Buyer to enter into this Agreement and the arrangements herein contemplated have been unconditionally and irrevocably obtained and are in full force and effect.

22.2	The Buyer warrants to the Seller that there are no circumstances within the actual knowledge of the Buyer or its officers or employees at the date of this Agreement which entitle the Buyer to make a Claim.

IN WITNESS of which this Agreement has been executed as a deed and delivered on the date stated at the beginning.

Schedule 1

EIPRL

Date and place of incorporation:	30 October 2014, England and Wales
Registered number:	09288783
Registered office:	Second Floor 16 St. Cuthberts Street, Bedford, Bedfordshire, England, MK40 3JG
Issued share capital:	1,448,263 ordinary shares of £1.00 each
Directors:	Clive Anthony Davies; Poul Erik Schou-Pedersen; Michael Greenlee; LCIF Representatives
Secretary:	N/A
Bankers:	HSBC
Accounting reference date:	30 June

Schedule 2

The assets

Fixed Asset – Plant & Machinery

Asset Ref	Details		Company	Date	Cost Price	Dep’n To Date	Net Book
A1211/05	Impression Tooling - Accuma Plastic - WITH SUPPLIER	S	ACC002	13/12/2011	£11,550.60	£1,925.10	£9,625.50
0609/627	A Frame Gantry with electric travelling hoist - Unit A		ARB001	18/06/2009	£3,558.00	£2,372.00	£1,186.00
0709/634	Scissor Type Lift Tongs - Unit A		ARB001	28/07/2009	£458.00	£297.69	£160.31
1005/620	Benetec - Composite Plate saw - Unit A		BEN001	01/10/2005	£3,980.00	£3,980.00	£0.00
1205/626	Benetec - Plate Saw - Unit A		BEN001	01/12/2005	£3,970.00	£3,970.00	£0.00
1106/642	Bipel Press 300/400 2/3 payment - Unit B		BIP001	01/11/2006	£26,100.00	£26,100.00	£0.00
0305/601	Bipel Press - Unit B		BIP001	01/03/2006	£14,334.00	£14,334.00	£0.00
0606/623	Bipel Press 300/400 Press 1/3 payt - Unit B		BIP001	01/06/2006	£13,050.00	£13,050.00	£0.00
0210/611	Bipel 150T Press Upgrade - Unit B		BIP001	03/02/2010	£11,240.00	£5,994.64	£5,245.36
1204/601	Bipel Press - Deposit - Unit B		BIP001	01/12/2004	£7,167.00	£7,167.00	£0.00
1106/645	Bipel Press - Cartridge heated platens for r400T - Unit B		BIP001	01/11/2006	£6,440.00	£6,440.00	£0.00
1106/644	Bipel 300/400 press 10% payment - Unit B		BIP001	01/11/2006	£4,350.00	£4,350.00	£0.00
0107/600	Bipel Press - Base Plate for 400T - Unit B		BIP001	01/01/2007	£3,532.20	£3,532.20	£0.00
0309/608	Bipel Press - Heated Platen - Unit B		BIP001	01/03/2009	£3,359.72	£2,351.82	£1,007.90
1106/643	Bipel Press - Delivery & siting - Unit B		BIP001	01/11/2006	£2,900.00	£2,900.00	£0.00
0706/626	Bipel Press - 30% deposit Heated Platens - Unit B		BIP001	01/07/2006	£2,760.00	£2,760.00	£0.00
1109/647	Bipel Press - Temperature Controller - Unit B		BIP001	23/09/2008	£1,337.92	£780.46	£557.46
1106/647	Bipel Press - Packing block - 30% - Unit B		BIP001	01/11/2006	£795.00	£795.00	£0.00
1106/646	Bipel Press - Base plate for 400T - 30% deposit - Unit B		BIP001	01/11/2006	£580.80	£580.80	£0.00
0209/692	Bipel Press - Heater Cartridges - Unit B		BIP001	10/02/2009	£434.12	£246.04	£188.08
1208/624	Bitrode - Life Cycle Tester - Battery Testing - Unit B	O	BIT001	01/12/2008	£31,150.35	£23,362.75	£7,787.60
1208/625	Bitrode Formation Rectifier - LCV8-50-48 - Lincon Batteries	O	BIT001	01/12/2008	£12,754.00	£9,565.56	£3,188.44
0408/613	Bitrode Cycle Life Tester - Lincon Batteries	O	BIT001	01/04/2008	£11,990.50	£10,591.62	£1,398.88
1208/627	Bitrode Formation Rectifier - LCV8-50-48 - Lincon Batteries	O	BIT001	01/12/2008	£5,466.00	£4,099.50	£1,366.50
1210/010	Bitrode Formation Rectifier - LCV8-50-48 - Lincon Batteries	O	BIT001	31/12/2008	£5,140.00	£2,827.07	£2,312.93
0408/612	BOGE SDF 24/2 Compressor - Unit A		BOG001	01/04/2008	£9,545.00	£8,431.44	£1,113.56
A0711/01	BOGE Compressor SDF CLF9 - Unit A		BOG001	27/07/2011	£6,020.00	£1,504.99	£4,515.01
A1011/01	M502Hi 240KHZ Linear VW Machine		BRA001	01/10/2011	£66,362.30	£13,272.46	£53,089.84

Asset Ref	Details		Company	Date	Cost Price	Dep’n To Date	Net Book
A0511/04	Branson Linear VW Machine M502Hi - Unit B - Shop Floor		BRA001	27/05/2011	£28,733.91	£8,141.28	£20,592.63
A0911/07	Branson VWF for Battery Frame - Unit B - Shop Floor		BRA001	26/09/2011	£17,503.00	£3,792.32	£13,710.68
B0812/01	Branson Vibration Weld Machine - Unit B - Shop Floor		BRA001	01/08/2012	£12,825.00	£712.42	£12,112.58
A0911/04	VW Tooling For Frame LH40071/RH40072 & End Caps-Unit B		BRA001	22/09/2011	£12,825.00	£2,778.75	£10,046.25
A0511/03	Branson VWF for Battery Frame - Unit B - Shop Floor		BRA001	27/05/2011	£8,787.00	£2,489.65	£6,297.35
0805/614	Buehler - Grinder Polisher - Lab B		BUE001	01/08/2005	£5,035.00	£5,035.00	£0.00
0809/670	Fluke 8845A Precision Multimeter - Battery Testing - Unit B		CAL001	01/08/2009	£343.48	£194.60	£148.88
A1211/06	Coater Laminator - Unit B		CAP001	30/11/2011	£11,842.00	£1,973.70	£9,868.30
0108/601	Furnace Carry fwd amount - Unit A		CMF001	01/01/2008	£126,452.51	£126,452.51	£0.00
0906/633	Furnace 30% pmt - Unit A		CMF001	01/09/2006	£78,439.02	£78,439.02	£0.00
0207/609	10% Furnace payment - Unit A		CMF001	01/02/2007	£50,893.87	£50,893.87	£0.00
0806/631	Prelim CM Furnace Pusher details - Unit A		CMF001	01/08/2006	£28,985.74	£28,985.74	£0.00
1209/661	VG/AM costs incurred for Furnace setup - Unit A		CMF001	31/12/2009	£21,729.11	£21,729.11	£0.00
1209/659	Furnace - Shipping, Commissioning & Training	F	CMF001	31/12/2009	£16,524.13	£16,524.13	£0.00
0609/666	Furnace labour and expenses incurred - Unit A	F	CMF001	10/06/2009	£11,672.28	£6,614.32	£5,057.96
0709/635	Furnace Asset Improvement - Unit A	F	CMF001	01/07/2009	£11,672.28	£10,838.01	£834.27
1009/640	Furnace Parts - Unit A	F	CMF001	01/10/2009	£10,786.72	£6,472.02	£4,314.70
0509/624	Installation & Modification of Furnace - Unit A	F	CMF001	18/05/2009	£7,292.20	£4,983.02	£2,309.18
1209/660	Furnace Parts - Unit A	F	CMF001	25/08/2009	£5,127.74	£2,905.70	£2,222.04
0909/673	Furnaces upgrade parts - Unit A	F	CMF001	02/09/2009	£3,647.95	£2,067.18	£1,580.77
0207/610	Furnace - Batt Pusher 12” - Unit A	F	CMF001	01/02/2007	£3,645.33	£3,645.33	£0.00
0905/616	Furnace Upgrade - Unit A	F	CMF001	01/09/2005	£3,155.00	£3,155.00	£0.00
0707/642	Furnace - Saggers (24) - Unit A	F	CMF001	01/07/2007	£2,278.80	£2,278.80	£0.00
0607/639	Furnace - Saggers (47) - Unit A	F	CMF001	01/06/2007	£2,234.10	£2,234.10	£0.00
0907/651	Furnace - Saggers (5) - Unit A	F	CMF001	01/09/2007	£2,193.83	£2,193.83	£0.00
0110/602	Furnace - Moly Grid Element - Unit A	F	CMF001	18/01/2010	£2,185.40	£1,201.94	£983.46
0210/607	Furnace - Parts - Unit A	F	CMF001	16/02/2010	£1,898.55	£1,012.54	£886.01
1209/662	Type C Ass’y for Furnace - Unit A	F	CMF001	30/06/2009	£1,466.64	£831.06	£635.58
0707/643	Furnace - Saggers 24 - Unit A	F	CMF001	01/07/2007	£1,111.01	£1,111.01	£0.00
0407/622	Furnace - Saggers (21) - Unit A	F	CMF001	01/04/2007	£994.99	£994.99	£0.00
1209/658	Furnace Part - Unit A	F	CMF001	16/12/2009	£941.02	£533.20	£407.82

Asset Ref	Details		Company	Date	Cost Price	Dep’n To Date	Net Book
1109/653	Furnace addition - Unit A	F	CMF001	11/06/2009	£710.33	£414.38	£295.95
1209/664	Furnace - Trigger Board - Unit A	F	CMF001	09/08/2009	£577.28	£327.12	£250.16
1209/663	Furnace - Fiber optic cables & Fuse indicator - Unit A	F	CMF001	18/08/2009	£568.57	£322.22	£246.35
1009/682	Furnace upgrade parts - Unit A	F	CMF001	15/10/2009	£505.52	£286.50	£219.02
A0911/08	Cool Technic - 1 x 4 Way Cassette System - OUTSIDE UNIT B		COO002	29/09/2011	£4,359.00	£944.45	£3,414.55
A0911/10	Cool Technic - 2 x Wall Mounted Units - OUTSIDE UNIT B		COO002	29/09/2011	£4,299.00	£931.45	£3,367.55
A0911/09	Cool Technic - 1 x Split System (Air con ) - OUTSIDE UNIT B		COO002	29/09/2011	£1,699.00	£368.12	£1,330.88
0207/612	Nilfisk Floor Cleaner - Shop Floor		CRF001	01/02/2007	£1,280.00	£1,280.00	£0.00
0905/619	Digatron - IBT 50-72-8 ME - Battery Testing		DIG001	01/09/2005	£41,123.10	£41,123.10	£0.00
1006/213	Digatron UBT 50-18-11(20) - Battery Tester		DIG001	01/10/2006	£36,778.60	£36,778.60	£0.00
0507/630	Digatron - LEG 50-18 ME with CAN LC - Battery Testing		DIG001	01/05/2007	£22,735.62	£22,735.62	£0.00
B0512/03	Digatron - Commissioning of Equipment		DIG001	01/05/2012	£3,702.26	£514.15	£3,188.11
B0312/04	Digatron Digital Firing Circuits - Battery Testing - Unit B		DIG003	01/03/2012	£40,418.82	£4,715.55	£35,703.27
1010/628	Digatron Firing Circuits - UBT-10-12 (18)-24 ME - Lincon		DIG003	01/10/2010	£37,586.66	£14,408.17	£23,178.49
A1211/04	Digatron Digital Firing Circuits - Battery Testing - Unit B		DIG003	01/12/2011	£23,851.89	£5,962.41	£17,889.48
A0211/08	Digatron Commissiong for Equipment - Battery Testing		DIG003	02/02/2011	£2,208.77	£699.42	£1,509.35
A0211/07	Digatron Additional Field Engineer for Circuits - Batt Test		DIG003	02/02/2011	£756.65	£239.60	£517.05
B0512/04	One Day Engineer for Commissioning Cost		DIG003	01/05/2012	£719.32	£99.90	£619.42
0609/626	Hydrogen Detection System - Installation - Unit A	F	DRA002	10/06/2009	£4,260.00	£2,840.00	£1,420.00
0309/612	Hydrogen Detetion System - Unit A	F	DRA002	01/05/2009	£3,010.00	£2,107.02	£902.98
0407/619	Furnace - SWA Cable - Unit A	F	EFS001	01/04/2007	£2,568.00	£2,568.00	£0.00
A0611/07	7060VF-1786 VW Fixture Prototype VWF - Unit B	F	EME001	01/06/2011	£2,240.00	£597.32	£1,642.68
0309/613	Fisher Saggers - Furnace - Unit A	F	FIS002	01/03/2009	£3,444.25	£2,410.95	£1,033.30
1009/644	Twin Cavity Compression Mould - On Large Bipel Press		FSG001	30/10/2009	£12,966.00	£7,779.60	£5,186.40
0407/627	Installation of furnace - Unit A	F	GEM001	01/04/2007	£7,158.77	£7,158.77	£0.00
0407/628	1st Phase installation of furnace - Unit A	F	GEM001	01/04/2007	£2,885.89	£2,885.89	£0.00
1109/655	Hoiki 3554 Battery HiTESTER - Battery Testing		GMC001	27/02/2009	£1,399.00	£816.12	£582.88
0608/615	Soben Microscope - Lab B		GOI001	01/06/2008	£486.45	£413.50	£72.95
0310/614	DT505 Universal Data Logger - Battery Testing		GRA003	01/03/2010	£1,881.00	£971.85	£909.15
0710/619	Guyson - Phasebead Blasting Cabinet - Unit A		GUY001	07/07/2010	£5,860.74	£2,637.34	£3,223.40
1009/641	Rotary Furnace & Set Up - Unit A		HAR002	08/10/2009	£15,034.45	£9,020.67	£6,013.78

Asset Ref	Details		Company	Date	Cost Price	Dep’n To Date	Net Book
0809/636	Rotary Set Up and Lab Test Days - SERVICES		HAR002	12/08/2009	£10,824.97	£7,406.45	£3,418.52
B0412/04	Conveyor - Medium Wave Infra Red Heater Panel - Unit B		HIR001	16/04/2012	£3,595.00	£599.10	£2,995.90
0709/632	Induction welding equipment - Unit B		IND002	22/07/2009	£15,750.00	£10,237.50	£5,512.50
0509/622	Air Cooled Chiller - Unit B		IND003	30/04/2009	£8,188.00	£5,595.15	£2,592.85
0309/609	Acid Filler		KAL001	01/03/2009	£29,559.92	£20,691.96	£8,867.96
0809/637	Acid Filler		KAL001	01/08/2009	£9,017.17	£5,710.87	£3,306.30
A0411/01	Mould Tooling for 2V Cell Box/Lid/Wedge Spacer - WITH SUPPLIER	S	KPT001	08/04/2011	£8,360.00	£2,507.98	£5,852.02
A0611/03	Mould Tooling for 2V Cell Box/Lid Wedge Spacer - WITH SUPPLIER	S	KPT001	09/06/2011	£6,270.00	£1,672.00	£4,598.00
A0511/02	Knights Mould Tooling for 2v Cell Box & Lid - WITH SUPPLIER	S	KPT001	25/05/2011	£6,270.00	£1,776.50	£4,493.50
0610/617	LR10KPLUS MT Machine - Lab B		LLO001	28/06/2010	£11,831.00	£5,521.12	£6,309.88
0808/617	LF Plus Universal Test Machine - Lab A		LLO001	01/08/2008	£8,321.50	£6,795.90	£1,525.60
0407/626	Mahr LP Powder mix & dispenser - Unit A		MAH002	01/04/2007	£68,325.26	£68,325.26	£0.00
0207/611	MAHR - Powder mi & dispenser - Unit A		MAH002	01/02/2007	£32,927.23	£32,927.23	£0.00
0309/607	Malvern PSD Machine - Hydro 2000G - Powder QC		MAL001	01/03/2009	£29,150.00	£20,404.98	£8,745.02
0606/620	Winkworth MZ28 Mixer - Pasting Lab - Unit B		MIX001	01/06/2006	£11,500.00	£11,500.00	£0.00
B0412/02	New Conveyor & Belt - Unit B		MJE001	01/04/2012	£6,418.00	£1,069.56	£5,348.44
1107/668	Circulaire Fume Cupboard - Pasting Lab - Unit B		MSC001	01/11/2007	£7,340.00	£7,095.31	£244.69
0406/200	National Instruments - NI PXI-1042 (Pax Hardware) - Unit B		NAT001	01/04/2006	£11,370.12	£11,370.12	£0.00
A1111/06	MV300/2Q/C3 Galileo Video Measuring System - Lab A		OPT001	11/11/2011	£16,080.00	£2,948.00	£13,132.00
B0212/07	Pro-Ox Curing Chamber - Pasting Lab - Unit B		POM001	01/02/2012	£29,985.01	£3,998.00	£25,987.01
0605/609	Connection to Furnace - Unit A		POW001	01/06/2005	£583.28	£583.28	£0.00
0409/617	MK2 End Plate Mould - WITH SUPPLIER	S	PPI001	01/04/2009	£12,850.00	£8,995.02	£3,854.98
0409/620	Gen 4 MK2 Battery Mould Frame - WITH SUPPLIER	S	PPI001	01/04/2009	£9,750.00	£6,825.00	£2,925.00
0609/631	Gen4 MK2 Battery Mould End Plate 2&3/3 - WITH SUPPLIER	S	PPI001	01/07/2009	£8,566.66	£5,568.33	£2,998.33
0609/630	2nd & 3rd payment for Mould frame Gen4 - WITH SUPPLIER	S	PPI001	25/06/2009	£6,500.00	£4,333.32	£2,166.68
0409/618	End Cap Mould - WITH SUPPLER	S	PPI001	01/04/2009	£5,466.67	£3,826.65	£1,640.02
0209/603	End Plate Tool (Gen4) - WITH SUPPLIER	S	PPI001	01/02/2009	£4,283.33	£3,069.74	£1,213.59
0409/615	Gen 4 suite of tooling - WITH SUPPLIER	S	PPI001	01/04/2009	£4,140.00	£2,898.00	£1,242.00
0209/601	Frame Tool (Gen4) - WITH SUPPLIER	S	PPI001	01/02/2009	£3,250.00	£2,329.19	£920.81

Asset Ref	Details		Company	Date	Cost Price	Dep’n To Date	Net Book
0209/602	End Cap Tool (Gen4) - WITH SUPPLIER	S	PPI001	01/02/2009	£2,733.33	£1,958.93	£774.40
A0611/05	Refurb Mitutoyo Euro M574 Manual - Lab A		QCT001	21/06/2011	£4,997.50	£1,332.66	£3,664.84
A0611/06	Mitutoyo Euro M574 Manual CMM - Lab A		QCT001	30/06/2011	£4,997.00	£1,332.52	£3,664.48
0409/614	Rigaku Miniflex 11X-Ray diffraction System - Powder QC		RIG001	01/04/2009	£58,400.00	£40,879.98	£17,520.02
A0911/11	Automated Paste Aplicator 40% Deposit (Full Cost £ 36,600)		ROL001	02/09/2011	£12,200.00	£2,643.33	£9,556.67
	(£24,400 posted as an expense) - Pasting Lab		ROL001
A1211/12	Rospen - Loss In Weight Metering Twin Screw Feeder - Pasting Lab		ROS002	06/12/2011	£5,710.50	£1,586.10	£4,124.40
A0111/04	Firing Circuits Airfrieght - Battery testing - Unit B		SCH002	31/01/2011	£2,329.94	£815.46	£1,514.48
0510/002	Safety Shower & Eye Bath - Unit B - Shop Floor		SES001	21/05/2010	£6,106.00	£2,951.25	£3,154.75
0307/617	Carbolite - Genlab oven - Unit A		SEV001	01/03/2007	£1,290.00	£1,290.00	£0.00
0706/627	Carbolite - Genlab oven - Unit B		SEV001	01/07/2006	£1,290.00	£1,290.00	£0.00
0706/624	Chiller Unit - Unit A		TRI002	01/07/2006	£5,995.00	£5,995.00	£0.00
0509/623	Induction Welding Generator - Unit B		TRU001	06/05/2009	£11,800.00	£8,063.35	£3,736.65
0410/614	Battery Research & Development Equipment - DISMANTLED		UGC001	06/05/2010	£40,000.00	£20,000.02	£19,999.98
A1211/15	Casket 2 Cavity Tooling 70% Charge - WITH SUPPLIER	S	UPG001	01/12/2011	£14,662.51	£6,109.40	£8,553.11
A0911/02	U1 LH&RH End Plates 1+1 Tooling - WITH SUPPLIER	S	UPG001	22/09/2011	£14,560.00	£3,154.67	£11,405.33
A0911/01	Injection Mould Tooling For U1 Battery - WITH SUPPLIER	S	UPG001	19/09/2011	£11,960.00	£2,591.33	£9,368.67
B0412/09	LH&RH U1 Frame Tools Inv 82613 - WITH SUPPLIER	S	UPG001	11/04/2012	£10,920.00	£1,819.80	£9,100.20
A1111/01	U1 LH & RH End Plate 1&1 Tooling - WITH SUPPLIER	S	UPG001	07/11/2011	£10,920.00	£2,002.00	£8,918.00
B0912/02	Injection Mould Tooling Valve - WITH SUPPLIER	S	UPG001	30/09/2012	£9,000.00	£0.00	£9,000.00
A1111/02	1&1 LH & RH U1 Frame Tools - WITH SUPPLIER	S	UPG001	07/11/2011	£8,970.00	£1,644.50	£7,325.50
A1211/16	Aux Baffle 1 Cavity Tooling - WITH SUPPLIER	S	UPG001	01/12/2011	£8,096.24	£3,373.40	£4,722.84
B0412/05	Gaskey 2 Cavity Tooling Inv 82614 - WITH SUPPLIER	S	UPG001	11/04/2012	£6,900.00	£1,149.90	£5,750.10
A1211/18	Vent Cap Cover 2 Cavity Tooling - WITH SUPPLIER	S	UPG001	01/12/2011	£6,693.75	£2,789.10	£3,904.65
A1211/17	Termination Housing 2 Cavity Tooling - WITH SUPPLIER	S	UPG001	01/12/2011	£5,137.49	£2,140.60	£2,996.89
B0412/06	Aux Baffle 1 Cavity Tooling Inv 82615 - WITH SUPPLIER	S	UPG001	11/04/2012	£3,810.00	£634.92	£3,175.08
B0412/08	Vent Cap Cover 2 Cavity Tooling inv 82617 - WITH SUPPLIER	S	UPG001	11/04/2012	£3,150.00	£524.94	£2,625.06
B0412/07	Termination Housing 2 Cavity Tooling Inv 82616 - WITH SUPPLIER	S	UPG001	11/04/2012	£2,460.00	£409.98	£2,050.02
A1111/08	USON - Single Channel Diff Pressure Decay tester - Unit B		USON001	21/11/2011	£7,687.36	£1,409.32	£6,278.04

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1010/623	USON - Qualitek MR Single Channel Diff Pressure - Unit B	USON001	31/10/2010	£5,820.46	£2,328.18	£3,492.28
0810/622	Workpoint - Airbench,Integ speed control & filters - Unit B	WOR002	27/08/2010	£7,003.40	£3,034.80	£3,968.60
0609/629	(Yuasa) - Microform - Firing circuits rectifier set - Unit A	YUA001	25/06/2009	£20,000.00	£13,333.32	£6,666.68
0702/606	Parstat 2263 - Potentiostat/Galvanostat - Lab B		01/07/2002	£14,756.00	£14,756.00	£0.00
1201/603	Microscope & Nikon coolpix digital camera - Lab B		01/12/2001	£3,676.96	£3,676.96	£0.00
0909/672	timber prototype tooling vacuum	4TE001	14/09/2009	£580.00	£328.70	£251.30
1009/639	Timber Prototype Vacum	4TE001	14/09/2009	£580.00	£348.00	£232.00
1109/649	Supply & Install Airline run from furnace	ADM001	30/08/2008	£485.00	£282.88	£202.12
1109/645	Pump Unit	AFS001	10/11/2009	£565.00	£329.62	£235.38
0306/611	Helium Test Chamber	ALC001	01/03/2006	£679.00	£679.00	£0.00
0408/605	Rotating disk electrode	AME001	01/04/2008	£2,995.00	£2,645.60	£349.40
0110/603	Portable Density Meter & Case	ANT001	19/01/2010	£1,644.00	£904.20	£739.80
0109/691	Oven certification	A-T001	01/01/2009	£623.76	£353.50	£270.26
0709/674	To change oven dial temperature control	A-T001	01/07/2009	£487.50	£276.30	£211.20
0305/604	Comp 415v serial no 51114	BAR001	01/03/2005	£662.20	£662.20	£0.00
1010/625	Hepa Comb Filter	BAS001	26/10/2010	£183.60	£73.44	£110.16
0298/601	Mettler Toledo P.E.E	BAT001	01/02/1998	£3,774.40	£3,774.40	£0.00
0298/603	Batchit	BAT001	01/02/1998	£1,995.00	£1,995.00	£0.00
0298/602	Sleeve Shaker	BAT001	01/02/1998	£1,271.19	£1,271.19	£0.00
0905/618	Astecaire 500-S Fume Cupboard	BAT001	01/09/2005	£1,020.00	£1,020.00	£0.00
0298/604	Morganile	BAT001	01/02/1998	£615.00	£615.00	£0.00
0305/602	Work Platens	BDC001	01/03/2005	£4,095.00	£4,095.00	£0.00
1204/602	Deposit BDC eng	BDC001	01/12/2004	£1,365.00	£1,365.00	£0.00
A0911/05	MCP CDF Process Ceramic Piston Drive	BEN003	14/09/2011	£3,880.95	£840.87	£3,040.08
B0312/03	Termination Strap 40078	BIR001	27/03/2012	£1,850.00	£215.81	£1,634.19
1006/635	Chemical Storage Bins	BIS001	01/10/2006	£1,727.50	£1,727.50	£0.00
0198/600	Oven	BIS001	01/01/1998	£760.00	£760.00	£0.00
1006/637	Workbenches Steel Tops	BIS001	01/10/2006	£500.00	£500.00	£0.00
0209/605	Steel Work Platform	BIS001	01/02/2009	£329.00	£235.76	£93.24
0607/640	Steel work platform	BIS001	01/06/2007	£292.85	£292.85	£0.00
0107/601	Steel Bench	BIS001	01/01/2007	£120.00	£120.00	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
0408/608	Particle Board Shelving	BIS001	01/04/2008	£109.69	£96.91	£12.78
0307/615	Single Compartment Locker	BIS001	01/03/2007	£98.00	£98.00	£0.00
0209/604	Twin Cavity Compression Mould (Gen4)	BIT001	01/02/2009	£5,834.70	£4,181.62	£1,653.08
0809/671	Gate control Board	BIT001	11/08/2009	£292.22	£165.58	£126.64
0707/646	Install Metals Area - Hydrogen	BOC001	01/07/2007	£2,569.00	£2,569.00	£0.00
1109/646	Motor Controller	BUE001	12/11/2009	£537.60	£313.60	£224.00
0406/612	Microscope Eyepiece	BUE001	01/04/2006	£375.20	£375.20	£0.00
B0612/01	Impression Tool for Producing	BUR001	25/06/2012	£9,800.00	£1,088.80	£8,711.20
0909/678	Glue Jig	CAM001	03/09/2009	£202.50	£114.80	£87.70
A1211/00	Cutter Assembly & Lower Conveyor	CAP001	19/12/2011	£4,914.00	£819.00	£4,095.00
1106/639	Compression Jig capex 27	CAP001	01/11/2006	£2,346.00	£2,346.00	£0.00
1109/651	Pasting Plates	CAP001	23/07/2009	£2,194.00	£1,279.87	£914.13
A0911/06	Mix Feeder - Driven	CAP001	13/09/2011	£2,039.00	£441.78	£1,597.22
1007/658	Compression Jig	CAP001	01/10/2007	£1,987.00	£1,953.94	£33.06
1007/660	Compression Tool	CAP001	01/10/2007	£1,987.00	£1,953.94	£33.06
0107/606	Vent & Plugs - Press	CAP001	01/01/2007	£1,982.80	£1,982.80	£0.00
0409/621	Compression moulds	CAP001	01/04/2009	£1,848.00	£1,293.60	£554.40
1007/659	Large & Small Compression Jig	CAP001	01/10/2007	£1,701.60	£1,673.24	£28.36
1007/663	Large & Small pasting Jig	CAP001	01/10/2007	£1,681.60	£1,653.63	£27.97
A0111/02	Hinged Low Pressure Tester	CAP001	18/01/2011	£1,649.00	£577.12	£1,071.88
B0512/02	USON Tester & MODS	CAP001	31/05/2012	£1,475.00	£204.85	£1,270.15
0508/614	Small Frames	CAP001	01/05/2008	£1,216.90	£1,054.66	£162.24
1009/642	Compression Jig Clamp	CAP001	30/10/2009	£1,166.00	£699.60	£466.40
1209/675	Pasting Frame Improvement	CAP001	14/12/2009	£1,037.00	£587.60	£449.40
A0311/01	Porosity Test Chamber Gauge & Test Plate	CAP001	14/03/2011	£924.00	£292.60	£631.40
0407/623	Pair HN Jigs	CAP001	01/04/2007	£864.00	£864.00	£0.00
1207/670	Lasrge Pasting jig	CAP001	01/12/2007	£860.00	£816.98	£43.02
1207/672	Large Pasting jib	CAP001	01/12/2007	£860.00	£816.98	£43.02
1007/664	Large & Small pasting jigs	CAP001	01/10/2007	£840.80	£826.77	£14.03
1007/662	Pasting Frames Small	CAP001	01/10/2007	£820.80	£807.12	£13.68
0507/631	4HN Hinged Jig	CAP001	01/05/2007	£741.00	£741.00	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1109/652	Gen4 Glue Jig	CAP001	07/09/2009	£679.00	£396.12	£282.88
0909/677	Glue Jig	CAP001	20/01/2010	£654.00	£370.60	£283.40
0206/607	Plate Mould	CAP001	01/02/2006	£561.00	£561.00	£0.00
1207/671	Bench Frames	CAP001	01/12/2007	£499.00	£474.11	£24.89
0109/600	2 Caviity Mould	CAP001	01/01/2009	£498.00	£365.20	£132.80
0107/605	4HN Pasting Template	CAP001	01/01/2007	£456.00	£456.00	£0.00
0507/632	SR Drying Racks	CAP001	01/05/2007	£402.00	£402.00	£0.00
0506/618	Racking for plates	CAP001	01/05/2006	£361.00	£361.00	£0.00
0706/625	Drying rack	CAP001	01/07/2006	£361.00	£361.00	£0.00
0506/615	Battery Clamping Jig	CAP001	01/05/2006	£351.20	£351.20	£0.00
0210/610	Pasting Frames 1.20mm & 1.50 mm	CAP001	24/02/2010	£300.00	£160.00	£140.00
0110/607	2.925mm Pasting Jig	CAP001	11/01/2010	£295.00	£162.28	£132.72
1009/681	Commpression Jig Clamp	CAP001	06/10/2009	£248.00	£140.50	£107.50
0408/604	Acid Tank for cells	CAP001	01/04/2008	£226.00	£199.65	£26.35
0307/613	PTFE Vibrating Blade	CAP001	01/03/2007	£225.00	£225.00	£0.00
0107/607	Mods tp pasting jig	CAP001	01/01/2007	£192.00	£192.00	£0.00
0110/606	Z Blade Lid	CAP001	12/01/2010	£187.00	£102.88	£84.12
0110/609	Paster Applicator	CAP001	29/01/2010	£110.00	£60.47	£49.53
A0911/03	Hobart HSM10-B1S 10L Bench Planetary Mixer	CAT001	26/09/2011	£1,846.00	£399.97	£1,446.03
0807/650	Small seperator	CAU001	01/08/2007	£1,541.00	£1,541.00	£0.00
0407/624	Injection moulding Large separator frame	CAU001	01/04/2007	£1,150.00	£1,150.00	£0.00
0407/625	Injection moulding small seperator	CAU001	01/04/2007	£1,001.00	£1,001.00	£0.00
0807/649	Large end Plates	CAU001	01/08/2007	£583.00	£583.00	£0.00
0709/667	Call out replace chute & handle	CDS001	01/07/2009	£551.30	£312.42	£238.88
1209/690	Square Compactor bags	CDS001	08/12/2009	£420.00	£238.00	£182.00
B0412/03	TAE Evo 121 - Lincon Batteries	CEN001	27/04/2012	£1,521.00	£253.50	£1,267.50
0907/657	Profile cut outs	CON001	01/09/2007	£2,712.00	£2,712.00	£0.00
0809/638	Gen 4 Collector Short & long	CON001	01/08/2009	£1,356.00	£858.80	£497.20
0507/634	Profile Cut Outs	CON001	01/05/2007	£678.00	£678.00	£0.00
0707/645	Profile Cut Outs	CON001	01/07/2007	£678.00	£678.00	£0.00
0307/614	Booster set/pump unit pressure vessels	CON002	01/03/2007	£4,884.00	£4,884.00	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
0110/604	Air operated grease pump	COU001	21/01/2010	£349.95	£272.45	£77.50
0210/608	Digital Micrometer plus veniers	COU001	15/02/2010	£201.85	£107.62	£94.23
0709/669	IBS Sum pallet	DAR001	22/07/2009	£565.20	£320.28	£244.92
0109/696	Dpq Comm Cable	DAT001	14/01/2009	£230.00	£130.30	£99.70
0908/618	Humidity Test Chamber	DES001	01/09/2008	£6,500.70	£5,200.59	£1,300.11
1209/698	Service on 2 environmental chambers	DES001	31/12/2009	£429.25	£243.20	£186.05
A1211/13	Takeover Emergency Lighting & Installation	DFS001	25/10/2011	£1,300.20	£361.10	£939.10
1107/667		DPU001	01/11/2007	£212.00	£204.91	£7.09
1109/650	Gen4 Drying racks	ELE004	29/05/2009	£888.60	£518.35	£370.25
0709/676	Top Hat dor drum & motor	ELE004	21/07/2009	£295.00	£167.20	£127.80
A1211/09	NPU 510m3 240 Hose	ENV002	07/12/2011	£782.30	£217.30	£565.00
1009/683	Fisherbrand plate sirrer package	FIS001	16/10/2009	£333.00	£188.70	£144.30
0409/619	TC Mould Tool	FSG001	01/04/2009	£7,177.30	£5,024.10	£2,153.20
A1211/03	FSG Lower Outer Insert & Twin Cavity Compression	FSG001	08/11/2011	£2,852.00	£792.10	£2,059.90
0609/628	Manufacture & Supply spare lower onsert frame	FSG001	23/06/2009	£2,392.00	£1,594.68	£797.32
B0212/04	FSG3867 DET 05 Lower Outer Insert	FSG001	27/02/2012	£2,392.00	£797.36	£1,594.64
B0212/05	Modify FSG3867 DET03 Upper Inserts	FSG001	24/02/2012	£710.00	£236.64	£473.36
B0212/06	Modify FSG3867 Tool	FSG001	24/02/2012	£520.00	£173.36	£346.64
0609/695	Regrind damaged carbide inserts	FSG001	02/06/2009	£472.00	£267.50	£204.50
1206/655	Incubator	GEN002	01/12/2006	£500.00	£500.00	£0.00
1206/654	Incubator Shelves	GEN002	01/12/2006	£100.00	£100.00	£0.00
0805/611	Mould Gripper Tool	GKP001	01/08/2005	£6,000.00	£6,000.00	£0.00
1005/621	Gripper Tool Mould 66.6% deposit	GKP001	01/10/2005	£6,000.00	£6,000.00	£0.00
1105/623	Gripper tool last 1/3	GKP001	01/11/2005	£6,000.00	£6,000.00	£0.00
1205/624	Tooling Plate Modifications	GKP001	01/12/2005	£1,400.00	£1,400.00	£0.00
0507/633	Racks for plates	GKP001	01/05/2007	£1,360.00	£1,360.00	£0.00
0907/652	Plate Racks	GKP001	01/09/2007	£1,100.00	£1,100.00	£0.00
1107/666	Plate racks	GKP001	01/11/2007	£824.50	£797.01	£27.49
0107/603	Plate Racks	GKP001	01/01/2007	£800.00	£800.00	£0.00
0907/653	Plate Racks	GKP001	01/09/2007	£800.00	£800.00	£0.00
0106/601	Plates for drying racks	GKP001	01/01/2006	£650.00	£650.00	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1205/625	Clamp Plate Assembly	GKP001	01/12/2005	£530.00	£530.00	£0.00
1205/627	Perspex Plates/Straps	GKP001	01/12/2005	£476.00	£476.00	£0.00
0106/600	Plates for Bipel Press	GKP001	01/01/2006	£225.00	£225.00	£0.00
B0812/02	Portable Data Logger Hioki	GMC001	13/08/2012	£2,511.00	£139.48	£2,371.52
0810/620	Hioki LR8402-20, memory card & adaptor	GMC001	10/08/2010	£2,454.30	£1,063.54	£1,390.76
0610/615	Hoiki LR8400-20 Memory HilOGGER	GMC001	29/06/2010	£2,229.30	£1,040.36	£1,188.94
B0712/02	Hioki 3554 Battery HiTester With Temp Probe	GMC001	13/07/2012	£1,423.20	£118.59	£1,304.61
1009/643	Universal Data Logger	GRA003	29/10/2009	£2,090.00	£1,254.00	£836.00
1209/657	Universal Data logger	GRA003	07/12/2009	£1,463.00	£829.00	£634.00
0206/604	2 Cavity Tool	GRO001	01/02/2006	£6,989.00	£6,989.00	£0.00
1106/640	Single Cavity Ridge Tool	GRO001	01/11/2006	£5,993.00	£5,993.00	£0.00
1206/653	Set of risers	GRO001	01/12/2006	£5,863.00	£5,863.00	£0.00
0906/632	3 Cavity Mould tool	GRO001	01/09/2006	£4,376.00	£4,376.00	£0.00
1206/651	3 Cavity mould tool	GRO001	01/12/2006	£4,376.00	£4,376.00	£0.00
1206/652	3 Cavity Mould tool	GRO001	01/12/2006	£4,376.00	£4,376.00	£0.00
0806/629	Single Cavity Mould Tool	GRO001	01/08/2006	£2,074.00	£2,074.00	£0.00
0706/628	Mods to 4HN tool	GRO001	01/07/2006	£1,989.67	£1,989.67	£0.00
0206/603	Vacuum fixture	GRO001	01/02/2006	£1,937.00	£1,937.00	£0.00
0907/654	Double Cavity 4HN Tool	GRO001	01/09/2007	£1,863.00	£1,863.00	£0.00
1106/641	Mods to development tool	GRO001	01/11/2006	£1,680.00	£1,680.00	£0.00
1006/638	Inspection fixture no.2	GRO001	01/10/2006	£1,643.00	£1,643.00	£0.00
1006/636	Inspection Fixture No.1	GRO001	01/10/2006	£1,412.00	£1,412.00	£0.00
0307/618	2 Cavity 4hn Mould mods	GRO001	01/03/2007	£1,375.00	£1,375.00	£0.00
0206/610	Vacuum Fixture	GRO001	01/02/2006	£1,265.00	£1,265.00	£0.00
0206/602	Leads Handling Jig	GRO001	01/02/2006	£865.00	£865.00	£0.00
0408/610	Project Blk Vacum Test	GRO001	01/04/2008	£643.00	£568.00	£75.00
0408/611	Single Ridge Test Tank	GRO001	01/04/2008	£643.00	£568.00	£75.00
0907/656	Top & Bottom sub plate (Bipel Press)	GRO001	01/09/2007	£560.00	£560.00	£0.00
0907/655	Mixer Machine Stand	GRO001	01/05/2007	£497.60	£497.60	£0.00
0206/609	Single Cavity Mould Tool	GRO001	01/02/2006	£487.00	£487.00	£0.00
0408/606	Base Mounted Fixture (Robot Pick up Station)	GRO001	01/04/2008	£478.00	£422.25	£55.75

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1206/648	Top Tool Mounting plate	GRO001	01/12/2006	£384.00	£384.00	£0.00
1206/649	Bottom tool Mounting plate	GRO001	01/12/2006	£384.00	£384.00	£0.00
0408/609	Frame for spreading trials	GRO001	01/04/2008	£296.00	£261.49	£34.51
1005/622	Stand for lead rolls	GRO001	01/10/2005	£293.00	£293.00	£0.00
0206/606	Bottom Die Insert	GRO001	01/02/2006	£263.00	£263.00	£0.00
1208/626	Manufacture Inserts	HAR001	01/12/2008	£3,250.00	£2,437.56	£812.44
0908/619	Inserts for Two Cavity Single Ridge Tool	HAR001	01/09/2008	£2,000.00	£1,600.02	£399.98
1007/665	Single ridge tool modifications	HAR001	03/04/2009	£800.00	£786.65	£13.35
A1111/09	Gold Swift Fix Gold Kit & Baseplate Kit	HEX001	01/11/2011	£2,095.00	£640.09	£1,454.91
B0712/01	24kW Power Controller for Infra Red Heater	HIR001	01/07/2012	£2,770.00	£230.82	£2,539.18
0309/610	Smogmobile	HOR001	01/03/2009	£2,426.00	£1,698.18	£727.82
0909/679	External tray connector block	HOW001	21/09/2009	£654.00	£370.60	£283.40
0709/668	Lead roller transfer Jig	HOW001	01/07/2009	£494.00	£279.90	£214.10
1009/684	Aluminium Jig with glass insert	HOW001	21/10/2009	£410.00	£232.30	£177.70
0509/693	Modify Copper Blocks	HOW001	15/05/2009	£320.00	£181.30	£138.70
0110/611	Preform Jig Modification	HOW001	28/01/2010	£123.00	£67.65	£55.35
0408/607	Completion 2 cavity Intergration	IND001	01/04/2008	£1,464.00	£1,293.20	£170.80
A1211/07	Modifications to 1W	IND002	30/09/2011	£5,995.00	£999.20	£4,995.80
0707/644	Air Conditioning Wiring & Unit	KEL001	01/07/2007	£896.00	£896.00	£0.00
0906/634	IK-g Controller	KEY001	01/09/2006	£5,620.00	£5,620.00	£0.00
0210/612	Diaphragm Vacuum Pump	KNF001	03/02/2010	£691.80	£368.96	£322.84
1209/665	Vacuum pump	KNF001	24/06/2009	£424.98	£240.80	£184.18
0610/616	Tooling modifications	KPT001	30/06/2010	£5,564.00	£2,596.52	£2,967.48
A0511/01	Knights Precision Zero Test Plate Steel	KPT001	01/05/2011	£1,620.00	£459.00	£1,161.00
1108/622	Leadcell Testing System	LLO001	01/11/2008	£1,171.00	£897.83	£273.17
B0612/02	Design & Manufacture Battery Leak Tester	MAG001	27/06/2012	£4,250.00	£472.16	£3,777.84
B0212/03	Design & man Leak Test Fixture for U1 Vent	MAG001	29/02/2012	£1,700.00	£566.64	£1,133.36
B0212/02	Design & Man Leak Test Jig	MAG001	01/02/2012	£1,600.00	£533.36	£1,066.64
0110/601	Material Pressure Tank,Spray Gun	MAR004	10/01/2010	£513.86	£282.58	£231.28
0107/604	Spray Gun/Tank/Estension	MAR004	01/01/2007	£444.15	£444.15	£0.00
1206/650	Spray Gun/Pressure Tank	MAR004	01/12/2006	£444.15	£444.15	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
A1111/05	Pasting Application Jigx2	NID001	15/11/2011	£1,960.00	£359.37	£1,600.63
A1111/04	Leak Test Jig to Suit 4 Derivatives of Substrate	NID001	17/11/2011	£1,500.00	£275.00	£1,225.00
A1111/03	Push Test Jug ID ATRA1001-1028	NID001	17/11/2011	£690.00	£126.50	£563.50
1109/685	Lester Electrical	NWC001	13/11/2009	£364.96	£206.78	£158.18
1009/680	Ohaus Ranger Ind - Bench Scale	NWC001	01/10/2009	£325.00	£184.20	£140.80
1109/686	Sanivite - Macerator	NWC001	30/11/2009	£304.34	£172.44	£131.90
0110/610	Crownspear PK3QB-3.5 Probe	NWC001	28/02/2010	£218.70	£120.33	£98.37
B0312/02	WAG-WE20200 COD Kit	PAL002	26/03/2012	£1,639.10	£191.24	£1,447.86
1201/601	PEC	PEC001	01/12/2001	£3,778.80	£3,778.80	£0.00
0502/603	PEC (Euro 6046.08)	PEC001	01/05/2002	£3,732.15	£3,732.15	£0.00
0801/600	PEC	PEC001	01/08/2001	£3,709.25	£3,709.25	£0.00
0502/604	PEC (Euro 2015.36)	PEC001	01/05/2002	£1,244.05	£1,244.05	£0.00
0805/613	Environmental Chamber	PEL001	01/08/2005	£1,000.00	£1,000.00	£0.00
0506/617	Atom Clicker Press	PEL001	01/05/2006	£900.00	£900.00	£0.00
A1211/19	Porvair Tooling	POR003	01/12/2011	£4,500.00	£1,124.91	£3,375.09
0609/625	Modification to induction welded end plate & frame	PPI001	12/06/2009	£2,500.00	£1,666.68	£833.32
1110/631	Weld inserts	PPI001	26/11/2010	£1,966.67	£753.91	£1,212.76
A0211/05	1-IMP Frame Vibration Weld Inserts	PPI001	03/02/2011	£1,966.66	£655.57	£1,311.09
A0211/06	1-IMP Frame Vibration Weld Insertes	PPI001	03/02/2011	£1,966.66	£655.57	£1,311.09
0309/606	Single Impression P20	PPI001	01/03/2009	£1,133.33	£793.35	£339.98
0309/611	Single Impression p20	PPI001	01/03/2009	£1,133.33	£793.35	£339.98
0409/616	Single Impression P20 Prototype	PPI001	01/04/2009	£1,133.33	£793.35	£339.98
1110/632	ABS Gasket Tool	PPI001	26/11/2010	£966.67	£370.54	£596.13
A0211/04	ABS Gasket Tool 2nd Installment	PPI001	03/02/2011	£966.67	£322.21	£644.46
A0211/03	ABS Gasket 3rd Installment	PPI001	03/02/2011	£966.66	£322.21	£644.45
0110/605	Modify existing 4 side cores to increase chimney dia.	PPI001	26/01/2010	£575.00	£316.22	£258.78
0310/613	Cold pressure welder & Die	PWM001	10/03/2010	£1,332.00	£688.20	£643.80
0110/600	Cold Pressure Welder	PWM001	15/01/2010	£1,127.00	£619.82	£507.18
0208/602	Bulk Density Apparatus	RAY001	01/02/2008	£867.00	£794.75	£72.25
1010/624	Labcaire 750E Fume Cupboard	RIC001	15/10/2010	£1,400.00	£560.00	£840.00
0206/608	1.5kw Motor	RIE001	01/02/2006	£980.00	£980.00	£0.00

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1009/646	Lowara Multistage Pump	ROT001	24/09/2009	£645.00	£387.00	£258.00
0210/609	Hyprolog NT3 with display, probedicking station & stand	ROT002	26/02/2010	£3,010.00	£1,605.36	£1,404.64
1109/648	Power supply unit	RSC001	09/09/2008	£811.00	£473.12	£337.88
0406/614	Scales	RSC001	01/04/2006	£305.00	£305.00	£0.00
0206/605	Temp Controller	RSC001	01/02/2006	£220.00	£220.00	£0.00
0606/622	RSC Digital Temp Controller	RSC001	01/06/2006	£220.00	£220.00	£0.00
0307/616	Weighscales	RSC001	01/03/2007	£185.00	£185.00	£0.00
0309/697	Fluke Digital multimeter	RSC001	06/03/2009	£149.38	£84.66	£64.72
0606/621	Digital Temp Comtroller	RSC001	01/06/2006	£110.00	£110.00	£0.00
0810/621	HH Horizontal Pump	SER002	27/08/2010	£1,392.00	£603.20	£788.80
0805/612	Indutrial Scales/Acid Cabinets	SEV001	01/08/2005	£1,174.00	£1,174.00	£0.00
0807/648	Grant GD120/RI Cooled Circulator	SEV001	01/08/2007	£950.00	£950.00	£0.00
1209/656	Seta Penetrometer	SEV001	07/12/2009	£860.00	£487.30	£372.70
A0211/02	Sieve Shaker	SEV001	01/02/2011	£760.00	£253.36	£506.64
0406/613	Scout Pro	SEV001	01/04/2006	£240.00	£240.00	£0.00
A0211/00	18” Startrite Bandsaw 9400V- 3Phase)	STA004	16/02/2011	£1,116.00	£372.00	£744.00
0807/647	Parry PG4 Electric Griddle	STO001	01/08/2007	£225.75	£225.75	£0.00
0806/630	Environmental Test Chamber	TAS001	01/08/2006	£6,032.00	£6,032.00	£0.00
A0611/04	Insulation Tester Metrel MI3200 Teraohm 10kV	TES001	17/06/2011	£1,465.00	£390.68	£1,074.32
0509/694	Engineering Inspection	TOW002	04/05/2009	£510.00	£289.00	£221.00
B0512/01	Development Cost High Temp Corrosion Test - SERVICES	TWI001	17/05/2012	£5,265.00	£1,096.90	£4,168.10
0607/637	30% advanced claim - Bonding Battery Sections - SERVICES	TWI001	01/06/2007	£3,190.20	£3,190.20	£0.00
0710/618	Pasting Line	UGC001	12/07/2010	£13,887.84	£6,249.52	£7,638.32
0709/633	Chest Type Temperature Chamber	UNI007	20/07/2009	£1,612.50	£1,048.14	£564.36
B0412/10	LH&RH U1 End Plates Inv 82612	UPG001	11/04/2012	£8,970.00	£1,494.84	£7,475.16
B0112/01	Order No 5896 Article Part	UPG001	16/01/2012	£5,525.00	£2,071.89	£3,453.11
A1211/08	Tool Modifications	UPG001	06/12/2011	£2,390.00	£398.30	£1,991.70
B0412/01	TMODT84720 Tool Modifications	UPG001	20/04/2012	£2,390.00	£398.28	£1,991.72
B0712/03	Electrode for the Frame Engraving	UPG001	10/07/2012	£1,250.00	£104.16	£1,145.84
B0112/03	Order No 5916 Tool Modifications	UPG001	27/01/2012	£974.99	£365.58	£609.41
A1211/14	T2 Req Moulding Charge Resin	UPG001	15/12/2011	£870.00	£241.60	£628.40

Asset Ref	Details	Company	Date	Cost Price	Dep’n To Date	Net Book
1110/629	Cal.std leak pack/swagelock tail	USON001	11/11/2010	£313.15	£120.05	£193.10
0407/621	Single person access platform	VAL001	01/04/2007	£440.00	£440.00	£0.00
0107/608	1500mm forks	VAL001	01/01/2007	£384.00	£384.00	£0.00
0708/616	Zircar Ceramics	VGR001	01/07/2008	£2,701.00	£2,250.85	£450.15
0507/629	Transformer for furnace conversion	VGR001	01/05/2007	£643.71	£643.71	£0.00
0607/638	2 x Toshiba Portable Air Con Units	WES001	01/06/2007	£498.00	£498.00	£0.00
0107/602	Scales	WES002	01/01/2007	£2,138.00	£2,138.00	£0.00
A1011/03	Modify Prototype Testing Rig for Concept	WTS001	27/10/2011	£1,250.00	£416.63	£833.37
B0912/01	Helium Leak Test Tooling	WTS001	01/09/2012	£1,091.00	£30.30	£1,060.70
0502/602	Lauffer Model VSK Press		01/05/2002	£3,900.00	£3,900.00	£0.00
0505/607	Electrical Supplies for compressor		01/02/2005	£2,330.00	£2,330.00	£0.00
1201/602	12 Positon Test Station		01/12/2001	£1,445.63	£1,445.63	£0.00
1108/623	Rotary Valve Vacum Pump		01/11/2008	£1,170.00	£897.00	£273.00
0102/600	Magentic platten 200mm		01/01/2002	£1,034.00	£1,034.00	£0.00
0505/608	Install Presses		01/05/2005	£808.75	£808.75	£0.00
1098/606	New Pipelines fixtures & fittings		01/10/1998	£523.00	£523.00	£0.00
0402/601	Emachines 140a DVD cel 1.1		01/04/2002	£501.28	£501.28	£0.00
0505/615	Vacuum Pump Connection		01/05/2006	£106.45	£106.45	£0.00
				£2,187,808.30	£1,459,141.02	£728,667.28

Fixed Asset - Property & Buildings

	Property/Buildings Referb
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
0805/808	Lab Cupboards	BAT001	01/08/2005	1000.00	1000.00	0.00
A0111/05	Repairs to Compound Pavers	BGC003	01/01/2011	2094.41	733.07	1361.34
0605/801	Lab & Canteen Partitioning	BIS001	01/06/2007	15720.04	15720.04	0.00
0806/800	Building Work (Knock through Unit A/B)	BIS001	01/08/2007	7680.00	7680.00	0.00
0605/802	Building Signage	BIS001	01/06/2007	3998.00	3998.00	0.00
0706/010	(Unit B) Reception Table/Chairs	BIS001	01/07/2006	1128.00	1128.00	0.00
0609/003	Heavy Duty work benches p/o 3403	BIS001	01/06/2009	1060.74	883.97	176.77
0305/813	Panasonic Phone System	BIS001	01/03/2005	640.00	640.00	0.00
0305/814	Panasonic Phone System	BIS001	01/03/2005	375.00	375.00	0.00
0706/009	(Unit B) LCD Phones	BIS001	01/07/2006	345.00	345.00	0.00
0706/008	(Unit B) Executive Chairs	BIS001	01/06/2006	196.50	196.50	0.00
0305/812	Additional work to Security Alarm	BIS001	01/03/2005	75.00	75.00	0.00
B0112/02	Refurbishment of Reception	BOL001	18/01/2012	8112.04	1216.80	6895.24
0110/608	Low Pressure Test Rig	CAP001	25/01/2010	270.00	148.50	121.50
1205/811	Heating System	GEM001	01/05/2007	8760.00	8760.00	0.00
1105/810	Water mains to test lab	GEM001	01/11/2005	1550.00	1550.00	0.00
0709/636	Additional Pipework	IND003	01/07/2009	874.00	568.11	305.89
0707/800	Gas Storage Area Unit	KEL001	01/07/2007	36200.00	36200.00	0.00
0807/803	Lab Partitioning Area	KEL001	01/08/2007	24500.00	24500.00	0.00
1107/804	New Lab build	KEL001	01/11/2007	16603.80	16603.80	0.00
0707/801	Lab Partioning Area	KEL001	01/07/2007	10500.00	10500.00	0.00
0707/802	Parking bays unit A	KEL001	01/07/2007	4000.00	4000.00	0.00
0505/800	Supply & Fit Nitrogen/Hydrogen Lines	OTP001	01/05/2005	3306.00	3306.00	0.00
0609/004	Boardroom table, side table & cabinet p/o 3439	PRO003	18/06/2009	0.00	0.00	0.00
A1211/10	Cisatern Urinals & Shower Enclosure	ROB002	18/11/2011	1560.09	433.30	1126.79
A1211/11	Renovation Work on Bathroom	SMA002	01/12/2011	4500.00	1249.90	3250.10
0705/804	Upstairs office partitioning 40%	TEN001	01/07/2005	2593.20	2593.20	0.00
0705/805	Upstairs Office Partitioning 40%	TEN001	01/07/2005	2593.20	2593.20	0.00

	Property/Buildings Referb
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
0905/809	Alerations to Battery Test Area	TEN001	01/09/2005	2097.00	2097.00	0.00
0705/806	Upstairs office partitioning 20%	TEN001	01/07/2005	1296.60	1296.60	0.00
0705/807	Lab workbenches	TEN001	01/07/2005	1285.00	1285.00	0.00
0705/803	Security Lock to workshop	UNI001	01/07/2005	159.00	159.00	0.00
				165072.62	151834.99	13237.63

Fixed Asset - Office Equipment

	Office Equipment					Dep’n
Asset Ref		Details	Company	Date	Cost Price	To Date	Net Book
0605/408	X	Digital Projector - Epsom EMP70 - Reception - Unit B	BIS001	01/06/2005	669.00	669.00	0.00
0305/400	X	Fx machine/Comb Binder - Reception - Unit B	BIS001	01/03/2005	423.20	423.20	0.00
0307/401	X	Safe - Datacare 200 - Reception - Unit B	BIS001	01/03/2007	256.26	256.26	0.00
0705/409	X	Laminator - Rexel LP35HS	BIS001	01/07/2005	99.27	99.27	0.00
0506/400	X	Shredder - Rexel P335 - Reception - Unit B	COS001	01/05/2006	359.00	359.00	0.00
0298/402		Office Equipment	BIS001	01/02/1998	1291.85	1291.85	0.00
0199/400		Office Furnitiure	BIS001	01/01/1999	790.00	790.00	0.00
0405/402		9 x Filing Cabinet & Coat Stand	BIS001	01/04/2005	733.92	733.92	0.00
0198/400		Filing Cabinet	BIS001	01/01/1998	523.00	523.00	0.00
0405/403		4 x Exec Chairs & Rexel Guillotine	BIS001	01/04/2005	423.99	423.99	0.00
0305/401		Polycom Soundstation - Board Room - Unit B	BIS001	01/03/2005	349.95	349.95	0.00
0807/405		Acoustic Screens	BIS001	01/08/2007	145.99	145.99	0.00
0605/405		Filling Cabinet	BIS001	01/06/2005	72.00	72.00	0.00
0605/407		Stapler	BIS001	01/06/2005	3.49	3.49	0.00
0706/401		DCL Extension Card	EXC001	01/07/2006	320.00	320.00	0.00
0907/406		Air Con Unit	GDA001	01/09/2007	153.18	153.18	0.00
1010/627		Infocus IN3116 Projector	NWC001	19/10/2010	913.98	365.60	548.38
0709/008		DELETE (Duplicate)	WIL002	01/07/2009	0.00	0.00	0.00
					20691.14	18920.47	1770.67

Fixed Asset - Computer Equipment

Computer Equipment					Dep’n
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
0708/204	Epygi Quadro Telephone System	EXC001	01/07/2008	7562.50	7562.50	0.00
0307/204	Extension of Atraverda Network	EXC001	01/03/2007	6458.00	6458.00	0.00
0405/205	CW expenses		01/04/2005	1752.00	1752.00	0.00
				142832.52	123556.96	19275.56

Fixed Asset - Fixtures & Fittings

	Fixtures & Fittings					Dep’n
Asset Ref		Details	Company	Date	Cost Price	To Date	Net Book
A1111/11	X	Progeny Door Access Control System - Corridor - Unit B	DFS001	01/11/2011	3352.60	1024.32	2328.28
0505/004		Office Blinds - Reception - Unit B	A1B001	01/05/2005	245.00	245.00	0.00
0706/012		(Unit B) Office Blinds	A1B001	01/07/2006	245.00	245.00	0.00
1210/005		Install 2 Gas main pipe-work	ADM001	30/12/2010	7248.00	2536.80	4711.20
1009/010		Tools,Transport,Labour to dismantle mezzanine flooring	ADM001	28/09/2009	3720.00	2232.00	1488.00
0510/003		Supply & Install of Louvered vent in furnace wall - Unit A	ADM001	14/05/2010	2234.00	1079.75	1154.25
0409/002		Double Skin Partitioning	ARE001	28/05/2009	4600.00	3143.35	1456.65
A0811/01		New Partition for Pasting Lab & Adam Jones Office	ARE001	22/08/2011	4150.00	968.34	3181.66
B0212/01		Remove 3 Panels to allow new machinery & Alter Suspended	ARE001	29/02/2012	2650.00	588.80	2061.20
1107/025		S/H Lab benching	BAT001	01/11/2007	925.00	894.23	30.77
0905/013		Sink/Worktops	BAT001	01/09/2005	670.00	670.00	0.00
1107/024		Kitchen Equipment for Labs	BAT001	01/11/2007	229.24	221.60	7.64
1107/026		Benches for Lab	BAT001	01/11/2007	160.00	154.73	5.27
0408/005		Heating/Plug/Sockets	BIP001	01/04/2008	695.00	613.94	81.06
0305/001		Downstairs Office Furniture	BIS001	01/03/2005	5316.00	5316.00	0.00
0307/013		Company Signs	BIS001	01/03/2007	3696.50	3696.50	0.00
0605/006		Additional 3 Phase supply	BIS001	01/06/2005	1795.00	1795.00	0.00
0298/001		Fixtures & Fittings	BIS001	01/02/1998	1573.70	1573.70	0.00
1006/022		Security Cage	BIS001	01/10/2006	1233.14	1233.14	0.00
0608/014		Shelving & IBC Spill pallet	BIS001	01/06/2008	996.35	846.92	149.43
1006/023		Steel workbenches	BIS001	01/10/2006	873.00	873.00	0.00
0507/017		Barrier System for furnace	BIS001	01/05/2007	855.26	855.26	0.00
0505/002		Dowstairs Office Furniture - Reception - Unit B	BIS001	01/05/2005	795.50	795.50	0.00
0308/003		Desk	BIS001	01/03/2008	727.98	655.18	72.80
0806/015		(Unit B) Telephone Systems	BIS001	01/08/2006	680.00	680.00	0.00
0808/018		Desks for New Lab	BIS001	01/08/2008	663.00	541.45	121.55
0706/011		(Unit B) Workstations	BIS001	01/07/2006	630.00	630.00	0.00
1109/011		Metal base post and chain	BIS001	17/06/2009	578.12	337.28	240.84

Fixtures & Fittings					Dep’n
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
1107/027	Dolly, mobile lift table	BIS001	01/11/2007	516.51	499.30	17.21
1109/012	8 Office Chairs	BIS001	26/06/2009	500.20	291.82	208.38
0605/009	Digital Print on Signage	BIS001	01/06/2005	500.00	500.00	0.00
1006/024	Floor Screens	BIS001	01/10/2006	496.00	496.00	0.00
1107/032	Four Shelf Level Unit	BIS001	01/11/2007	484.00	467.93	16.07
1106/026	Racking	BIS001	01/11/2006	483.00	483.00	0.00
1108/024	Floor Standing Screen	BIS001	01/11/2008	482.28	369.79	112.49
0705/011	Canteen Tables Unit A	BIS001	01/07/2005	464.00	464.00	0.00
0408/004	Posture Chairs	BIS001	01/04/2008	438.00	386.90	51.10
0506/006	Spillage Retention Flooring	BIS001	01/05/2006	427.56	427.56	0.00
0210/001	Steel Hoop Guards and bolts	BIS001	19/02/2010	372.00	198.40	173.60
0107/008	Acid Cabinet	BIS001	01/01/2007	365.79	365.79	0.00
1006/025	Canteen Tables/Chairs - Unit A	BIS001	01/10/2006	364.64	364.64	0.00
1207/037	Canteen Tables - Unit A	BIS001	01/12/2007	360.00	342.00	18.00
1207/038	Worktops	BIS001	01/12/2007	340.43	323.40	17.03
1207/036	Workbench	BIS001	01/12/2007	324.77	308.50	16.27
0906/021	Steel Board Rack	BIS001	01/09/2006	320.00	320.00	0.00
1007/022	Lockers - Unit A	BIS001	01/10/2007	318.00	312.70	5.30
0507/018	Barrier System for Furnace	BIS001	01/05/2007	313.79	313.79	0.00
0806/016	Lockers	BIS001	01/08/2006	288.00	288.00	0.00
0107/010	Combi Desk/Shelves	BIS001	01/01/2007	287.80	287.80	0.00
0505/003	Glass Display - Reception - Unit B	BIS001	01/05/2005	280.00	280.00	0.00
0906/020	Black strip curtain	BIS001	01/09/2006	263.00	263.00	0.00
1107/029	Fridge/Freezer - Canteen - Unit A	BIS001	01/11/2007	255.28	246.75	8.53
1206/029	Workbench	BIS001	01/12/2006	234.00	234.00	0.00
0605/005	Cupboard	BIS001	01/06/2005	230.00	230.00	0.00
0508/006	Racking	BIS001	01/05/2009	227.69	197.37	30.32
1206/028	Workbench	BIS001	01/12/2006	224.00	224.00	0.00
0107/004	Acid Cupboard	BIS001	01/01/2007	220.95	220.95	0.00
1008/023	Cupboards & Shelves	BIS001	01/10/2008	208.67	163.49	45.18

Fixtures & Fittings					Dep’n
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
0808/016	Hi Res Scales	BIS001	01/08/2008	189.00	154.35	34.65
0107/006	Cupboard AD	BIS001	01/01/2007	186.45	186.45	0.00
1107/030	Service Trolly	BIS001	01/11/2007	184.00	177.93	6.07
0107/009	S/H Table for board room	BIS001	01/01/2007	177.75	177.75	0.00
0507/020	Cupboard & Shelf Unit	BIS001	01/05/2007	168.65	168.65	0.00
0507/019	Secure Cupboard	BIS001	01/05/2007	162.95	162.95	0.00
0806/017	(Unit B) Fax Cupboard	BIS001	06/05/2009	160.90	160.90	0.00
1206/027	Bench	BIS001	01/12/2006	149.00	149.00	0.00
0806/014	(Unit B) Filing Cabinets	BIS001	01/08/2006	144.00	144.00	0.00
0806/018	Lockers	BIS001	01/08/2006	144.00	144.00	0.00
0208/002	Chairs	BIS001	01/02/2008	135.35	124.12	11.23
0407/015	Lockers	BIS001	01/04/2007	134.50	134.50	0.00
0208/001	Chairs	BIS001	01/02/2008	131.00	120.06	10.94
0508/011	Flammable Storage Cabinet	BIS001	01/05/2008	125.84	109.08	16.76
1206/030	Lockers	BIS001	01/12/2006	118.00	118.00	0.00
0605/008	H&S Signs	BIS001	01/06/2005	114.28	114.28	0.00
1008/022	Cupboards & Bookcase	BIS001	01/10/2008	109.00	85.44	23.56
0207/011	Bookcase	BIS001	01/02/2008	98.00	98.00	0.00
0306/005	Chairs	BIS001	01/03/2006	86.85	86.85	0.00
1207/033	Cupboard/ Shelves	BIS001	01/12/2007	82.86	78.70	4.16
1107/028	Blue Locker	BIS001	01/11/2007	82.29	79.54	2.75
0107/007	Chair	BIS001	01/01/2007	65.50	65.50	0.00
1107/031	Cabinet	BIS001	01/11/2007	61.82	59.75	2.07
0605/007	Cupboard Shelves	BIS001	01/06/2005	43.50	43.50	0.00
0908/019	Steel Benches for Lab	CAP001	01/09/2008	668.00	534.42	133.58
0908/021	Benches For Lab	CAP001	01/09/2008	520.00	416.02	103.98
0508/009	Lab Bench	CAP001	01/05/2009	113.50	98.38	15.12
0508/010	Small Bench	CAP001	01/05/2008	95.00	82.35	12.65
A0311/03	LG Wall Mount	COO002	23/03/2011	1799.00	569.66	1229.34
1007/023	Everyday filing cabinet	COS001	01/10/2007	139.20	136.88	2.32

Fixtures & Fittings					Dep’n
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
0508/007	Cold Gun	DAS001	01/05/2008	272.00	235.75	36.25
0808/017	Supply & Install Electricty	EFS001	01/08/2008	484.00	395.29	88.71
0107/002	16a Supply to benches	EFS001	01/01/2007	420.00	420.00	0.00
0307/012	Smoke Alarm	EFS001	01/03/2007	365.00	365.00	0.00
0107/003	Cable tray for battery charge room	EFS001	01/01/2007	335.00	335.00	0.00
0107/001	3 Phase supply for Compactor	EFS001	01/01/2007	310.00	310.00	0.00
0706/013	Computer Data Points	EXC001	01/07/2006	2350.00	2350.00	0.00
1206/031	Pipeworok for Bipel Press	GEM001	01/12/2006	3250.00	3250.00	0.00
0508/008	Box section frame adj feet	GRO001	01/05/2008	357.00	309.40	47.60
0107/005	Mods to PBK monopole tooling	GRO001	01/01/2007	346.00	346.00	0.00
1105/019	Distribution Board	HAP001	01/11/2005	965.00	965.00	0.00
1208/026	Unit B Building work, Office Partitions	KEL001	01/12/2008	18469.88	13852.41	4617.47
0508/013	Electrics & Plumbing for New lab	KEL001	01/05/2008	13514.94	11712.96	1801.98
0508/012	New Lab Stores	KEL001	01/05/2008	12232.00	10601.09	1630.91
0707/021	Air Conditioning Units - Unit A	KEL001	01/01/2007	11890.00	11890.00	0.00
1207/035	Air Con for Lab	KEL001	01/12/2007	10728.45	10192.07	536.38
A0111/03	Steel Partition	KEL001	25/01/2011	8711.16	3048.94	5662.22
0307/014	Work done on Boardroom fit out & AD Office	KEL001	01/03/2007	4000.00	4000.00	0.00
1208/025	MH New Office	KEL001	01/12/2008	3876.66	2907.48	969.18
1207/034	Cold Water Mains	KEL001	01/12/2007	253.00	240.41	12.59
0909/006	Supply & Install Shower Cubicle	LON001	07/09/2009	1572.00	969.40	602.60
0709/009	Supply and install new cold water to main machinery	LON001	29/07/2009	656.00	393.60	262.40
1010/626	Longspan & Pallet Racking	NWC001	15/10/2010	995.00	398.00	597.00
0906/019	Boardroom table & chairs	NWC001	01/09/2006	455.00	455.00	0.00
0708/015	Stores Racking & Cage	PEL001	01/07/2008	2500.00	2083.35	416.65
1109/013	Office furniture	PEL001	29/07/2009	656.52	382.94	273.58
A1111/10	Shower Room - Unit B	ROB002	15/11/2011	3393.61	1036.86	2356.75
0407/016	Anti Fatigue Matting	RSC001	01/04/2007	459.00	459.00	0.00
1110/630	Vertical Plan Chest	STO002	30/11/2010	670.00	260.77	409.23
0905/012	Upstairs Office Furniture	TEN001	01/09/2005	1371.00	1371.00	0.00

Fixtures & Fittings					Dep’n
Asset Ref	Details	Company	Date	Cost Price	To Date	Net Book
1105/018	Freestanding bays	TEN001	01/11/2005	806.00	806.00	0.00
1005/015	Table Trolleys	TEN001	01/10/2005	454.00	454.00	0.00
1105/016	Probe Lockers	TEN001	01/11/2005	368.25	368.25	0.00
1105/017	Shelving	TEN001	01/11/2005	295.00	295.00	0.00
0206/001	Freestanding bays	TEN001	01/02/2006	205.00	205.00	0.00
0206/003	Shelving	TEN001	01/02/2006	181.00	181.00	0.00
0306/004	Shelving for Lab	TEN001	01/03/2006	161.00	161.00	0.00
0206/002	Lockers	TEN001	01/02/2006	156.00	156.00	0.00
1207/039	Smart Meter - Unit B	UPL001	01/12/2007	1300.00	1235.06	64.94
0606/007	Air Con Unit	WES001	01/06/2006	675.00	675.00	0.00
0709/005	Board Room Chairs - Unit B	WIL002	01/07/2009	2235.00	1452.75	782.25
0908/020	Air Bench & Frames	WOR002	01/09/2008	7118.00	5694.42	1423.58
0108/001			01/01/2009	8766.30	8181.97	584.33
0605/010	Generics - PO 000498M		01/06/2005	2817.30	2817.30	0.00
1001/001	White top benches		01/10/2001	1010.00	1010.00	0.00
0109/001	Lab Stool & Benches		01/01/2009	699.00	512.60	186.40
1005/014	IBC Units		01/10/2005	189.16	189.16	0.00
				201812.17	159029.91	42782.26

Schedule 3

Completion arrangements

On Completion:

1	The Seller shall deliver to the Buyer:

1.1	executed transfers in respect of the Sale Shares in favour of the Buyer, together with the share certificates for the Sale Shares (or in the case of any lost share certificate an indemnity in the agreed form in relation to it);

1.2	certified copies of any powers of attorney or other authorities under which the transfer of the Sale Shares have been executed;

1.3	(as agents for EIPRL) all its statutory and minute books and registers (written up to the business day immediately preceding the date of this Agreement), its common seal (if any), certificate of incorporation, any certificate or certificates of incorporation on change of name, details of all user names, passwords and codes used by EIPRL for online filing of corporate documents, all books of account, cheque books and other documents and records including copies of its memorandum and articles of association of EIPRL;

1.4	a bank statement showing the credit or debit balance on each bank account of EIPRL at the close of business on the last business day preceding Completion, details of EIPRL’s cash book balances at Completion and a statement reconciling EIPRL’s cash book balances at Completion with the bank statements referred to above;

1.5	evidence satisfactory to the Buyer of the repayment of all amounts owed to EIPRL by the Seller and ETL and repayments of all amounts owed by EIPRL to the Seller or ETL;

1.6	signed minutes, in the Agreed Form, of the meeting of the directors of EIPRL required to held under to paragraph 4;

1.7	where any document delivered to the Buyer under this Schedule has been executed by a company, a copy (certified as a true copy by a director of the company) of:

1.7.1	the resolution of the board of directors of the company (or committee of the board) which authorised the execution of that document; and

1.7.2	in the case of a resolution of a committee, the resolution of the board of directors of the company constituting that committee.

1.8	written resignations from Michael Greenlee and LCIF Representatives Limited, as directors of EIPRL in the agreed form;

1.9	a duly executed, in the agreed form, deed of capitalisation of the £1,488,261 loan from the Seller to EIPRL;

1.10	a duly executed waiver of claims from the Seller;

1.11	a copy of the documentation, duly completed, necessary to (a) remove EIPRL from the Seller’s current VAT group, and (b) change the representative member of that VAT group to a company other than EIPRL (as per the provisions of paragraph 15.1 of Part D of Schedule 5 and in each case with effect from the date of Completion), and shall submit the same to HMRC on or immediately following Completion; and

1.12	the Disclosure Letter executed by the Seller.

2	The Seller shall:

2.1	procure the passing of a resolution approving the registration of the transfer referred to in paragraph 1.1 (subject only to their being duly stamped) notwithstanding any provision to the contrary in the articles of association of EIPRL; and

2.2	procure that Stephen Clarke and Mark Slade are validly appointed as additional directors and Anthony Davies is validly appointed as secretary of EIPRL and on such appointments being made, procure that Michael Greenlee and LCIF Representatives Limited shall cease to be directors of EIPRL. The Seller shall procure the resignation of Poul Erik Schou-Pedersen as a director as soon as reasonably practicable following Completion and shall deliver a written resignation from him in the agreed form;

3	The Buyer shall:

3.1	pay the Completion Payment to the nominated account of the Seller by electronic transfer in cleared funds; and

3.2	procure to transfer the AQM Consideration Shares to the Seller, deliver to the Seller the relevant share certificate (to include the necessary restrictive wording set out in Clause 4.3 for such AQM Consideration Shares, update the relevant registers of AQM, as well as submit the relevant official filings, if required.

4	At Completion, the Seller shall procure that a meeting of the board of directors of EIPRL is duly convened and held and that resolutions are duly passed at that meeting:

4.1	approving the registration of the transfer of the Sale Shares (subject only to the transfer being duly stamped) and authorising the issue and delivery to the Buyer (or its nominee) of a new share certificate in respect of the Shares;

4.2	accepting the resignations of the directors of EIPRL with effect from the end of the meeting;

4.3	appointing such persons as the Buyer may nominate as directors of EIPRL (but not exceeding any maximum number of directors specified in the articles of association of EIPRL) with effect from the end of the meeting;

4.4	appointing such person as the Buyer may nominate as the secretary of EIPRL with effect from the end of the meeting;

4.5	the Seller shall procure that David Casale shall continue to operate EIPRL’s bank accounts in accordance with the reasonable instructions of the Buyer and/or Stephen Clarke and Mark Slade pending the amendment of the existing bank mandates which the Buyer will effect as soon as reasonably practicable after Completion.

Schedule 4

General Warranties

1	Share capital

1.1	The information contained in Schedules 1 and 2 and 7 is true and accurate and up to date in all material respects.

1.2	The Sale Shares are fully paid and are beneficially owned and registered in the name of the Seller free from any Encumbrances.

1.3	No share or loan capital of EIPRL is now under option or is agreed or resolved conditionally or unconditionally to be created or issued or put under option.

1.4	EIPRL has not at any time reduced or redenominated or purchased or redeemed or repaid or forfeited or agreed to reduce, redenominate, purchase, redeem, repay or forfeit any share capital.

2	Powers and obligations of the Seller

2.1	The Seller has full power to execute, deliver and perform its obligations under this Agreement.

2.2	This Agreement constitutes, and the other documents executed by the Seller which are to be delivered at Completion will, when executed, constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms.

2.3	The Seller is not insolvent, nor has it proposed a voluntary arrangement or has made or proposed any arrangement or composition with its creditors or any class of its creditors.

2.4	The Seller has the requisite power and authority to enter into and perform this Agreement and that this Agreement constitutes a valid, legal and binding obligation on the Seller in accordance with its terms and, without prejudice to the generality of the foregoing, all authorisations, approvals, consents and licences required by the Seller to permit the Seller to enter into this Agreement and the arrangements herein contemplated have been unconditionally and irrevocably obtained and are in full force and effect.

2.5	The Seller has at all times complied with its obligations under the Call Option Agreement.

2.6	The information contained in the Disclosure Letter (including the documents attached to or referred to in the Disclosure Letter) is true, complete and accurate and not misleading. All expressions of opinion, expectation and belief contained in the Disclosure Letter are made on reasonable grounds after due and careful consideration and enquiry and are truly and honestly held.

2.7	All information contained in any written document or communication (including, for this purpose, any document or communication sent or received in electronic form) provided by or on behalf of the Seller or any of them or EIPRL to the Buyer or any of its advisers in the course of the negotiations leading to this Agreement or in the course of any due diligence or other investigation carried out by or on behalf of the Buyer prior to entering into this Agreement was when given and remains true, complete and accurate and not misleading. All expressions of opinion, expectation and belief contained in such information were made on reasonable grounds after due and careful consideration and enquiry and were and continue to be truly and honestly held.

3	Compliance with legal requirements

3.1	Compliance has, in all material respects, been made with all legal and procedural requirements and other formalities in relation to EIPRL concerning:

3.1.1	the articles of association and other constitutional documents (including all resolutions passed or purported to have been passed);

3.1.2	the filing of all documents required by CA 2006 to be filed at Companies House;

3.1.3	issues and grants of shares, debentures, notes, mortgages or other securities; and

3.1.4	payments of interest and dividends and the making of other distributions.

4	Accounts

4.1	The Accounts, (copies of which are attached to the Disclosure Letter):

4.1.1	comply with the requirements of the CA 2006;

4.1.2	comply with all generally accepted accounting principles and practices in the United Kingdom at the Accounts Date; and

4.1.3	give a true and fair view of the state of affairs of EIPRL as at the Accounts Date and of its assets and liabilities as at the Accounts Date and its profits or losses for the financial year ended on the Accounts Date.

4.2	The accounting records of EIPRL have been properly written up and comply with the CA 2006. All relevant financial books and records of EIPRL are in its possession or otherwise under its direct control.

4.3	The Management Accounts (a copy of which is attached to the Disclosure Letter) have been carefully prepared on a prudent basis and, taking into account the purpose for which they were prepared, fairly represent the assets, liabilities and state of affairs of the Company at the Management Accounts Date.

4.4	EIPRL is not entitled to the benefit of any debt otherwise than as the original creditor and has not factored or discounted any of its debts or agreed to do so or engaged in financing of a type which would not be required to be shown or reflected in the Accounts.

5	Ownership and condition of assets

5.1	All of the assets listed in Schedule 2 and all other fixed and loose plant, machinery, furniture, fixtures, fittings, equipment, vehicles and all other equipment used in relation to the business of EIPRL are the property of EIPRL free from any hire or hire-purchase agreement or agreement for payment on deferred terms or any Encumbrance, and have at all material times been and are in the possession of or under the control of EIPRL.

5.2	All of the assets listed in Schedule 2 and all other plant, machinery, vehicles and equipment owned or used by EIPRL is in good repair and condition fair wear and tear excepted and in satisfactory working order and has been serviced and maintained in accordance with appropriate safety regulations.

6	Insurance

6.1	EIPRL has effected all insurances required by law to be effected by it.

6.2	Full particulars of all insurance policies maintained by EIPRL and currently in force the (“Policies”) are contained in the Disclosure Letter.

6.3	All premiums due on the Policies have been paid and all the other material conditions of the Policies have been performed and observed and none of the Policies has or may become void or voidable as a result of an act or omission of EIPRL.

6.4	No claim exceeding £5,000 is outstanding either by the insurer or the insured under any of the Policies.

6.5	The Seller is not aware of any circumstances which would or might entitle EIPRL to make a claim under any of the Policies or which would or might be required under any of the Policies to be notified to the insurers.

7	Material transactions

7.1	Since the Accounts Date:

7.1.1	EIPRL has entered into transactions and incurred liabilities in the ordinary course of day to day trading operations and not otherwise; and

7.1.2	There has been no material adverse change in the financial or trading position of EIPRL including any adverse change in respect of turnover, profits, margins of profitability, liabilities (actual or contingent) or expenses (direct or indirect) of EIPRL.

8	EIPRL Personnel

8.1	EIPRL does not have any employees, nor has it ever had any.

9	Contracts

9.1	EIPRL is not a party to any legally binding contract, obligation or arrangement which:

9.1.1	is an agreement or arrangement (whether by way of guarantee, indemnity, warranty, representation or otherwise) under which EIPRL is under a prospective or contingent liability in respect of:

(i)	any disposal by EIPRL of its assets or businesses or any substantial part of them; or

(ii)	the obligations of any other person;

9.1.2	is of an unusual or abnormal nature, or outside the ordinary course of trading;

9.1.3	is of a long term nature (that is, unlikely to have been fully performed in accordance with its terms within 6 months after the date on which it was entered into or undertaken); or

9.1.4	is a contract for hire or rent, hire-purchase or purchase by way of credit or instalment payment or for maintenance of EIPRL’s assets; or

9.1.5	was not entered into on arm’s length terms

and EIPRL has no offer, bid, tender or proposal outstanding which by the acceptance or other act of some other person would give rise to any such transaction.

10	The properties and other interests in land

10.1	EIPRL has no properties or any other interests in land.

11	Intellectual Property Rights

11.1	All EIPRL IPR is legally and beneficially owned solely by EIPRL free from and clear of any Encumbrance.

11.2	The Registered EIPRL IPR listed in Schedule 7 are all the registered Intellectual Property Rights of which EIPRL is legal or beneficial owner together with all applications for the registration of Intellectual Property Rights or for registered Intellectual Property Rights that EIPRL has made or caused to be made. Schedule 7 is accurate, complete and up to date.

11.3	EIPRL is the sole registered proprietor (or, where relevant, sole applicant for registration) of all the Registered EIPRL IPR.

11.4	All renewal, registration, prosecution or other official fees, charges or dues that have become due for payment (or that will become due in the three month period following the Completion Date) in respect of any Registered EIPRL IPR, and all fees or charges of any person payable in connection with the prosecution or maintenance of any Registered EIPRL IPR have been paid in full and in due time.

11.5	So far as the Seller is aware, there is no fact or matter (including any act or omission of EIPRL) that might result in any registration of any of the Registered EIPRL IPR, either in whole or in part, being revoked, invalidated or rendered unenforceable or, in the case of applications for registration forming part of the Registered EIPRL IPR, that might prejudice the prospects of registration as filed.

11.6	EIPRL is and will be, unless any IP Licence is properly terminated by reason of EIPRL being in breach thereof, fully entitled under valid and subsisting IP Licences to use all Relevant Third Party IPR for all purposes for which the Relevant Third Party IPR has been or is being used by EIPRL or for which EIPRL intends or is likely to use the Relevant Third Party IPR.

11.7	Complete and accurate particulars of all IP Licences (including but not limited to the parties, the relevant Intellectual Property Rights, the rights licensed or otherwise granted in relation to such Intellectual Property Rights, the term, the consideration payable and rights of termination) are set out in the Disclosure Letter and complete and accurate copies of all written IP Licences have been disclosed to the Buyer.

11.8	Neither EIPRL nor so far as the Seller is aware any other party to any IP Licence is in material breach of any IP Licence.

11.9	EIPRL has not received any notice terminating any IP Licence or terminating, restricting or altering any right granted under any IP Licence, and so far as the Seller is aware no other party to any IP Licence is entitled without the consent of EIPRL to terminate, restrict or alter or give a valid notice of termination, restriction or alteration of any IP Licence.

11.10	The fact that EIPRL has proposed to or has entered into this Agreement, the performance by EIPRL of any obligation pursuant to this Agreement or consequent on EIPRL entering into this Agreement will not entitle any other party to an IP Licence to terminate any IP Licence or to terminate, restrict or alter any right granted to EIPRL under any IP Licence.

11.11	Whether in the carrying on of its business or otherwise (including but not limited to the copying, use and possession of computer software and databases), EIPRL at the date of this Agreement:

11.11.1	so far as the Seller is aware, does not infringe and has not infringed any Third Party IPR;

11.11.2	is not breaching and has not breached any obligations of confidence owed to any third party;

11.11.3	does not engage and has not engaged in activities that constitute or have constituted passing off or actionable unfair competition in any jurisdiction;

11.11.4	does not acquiesce, induce or procure, and has not acquiesced, induced or procured, any of the activities referred to in paragraphs, 11.11.2 and 11.11.3 above; and

11.11.5	as a result of any of the activities referred to in paragraphs 11.11.1, 11.11.2 and 11.11.3 above, has or had any obligation to pay any royalty, fee, fine, compensation, damages, account of profits or any other sum whatsoever, or been or become subject to any restriction or limitation on its activities.

11.12	So far as the Seller is aware, there is no:

11.12.1	misappropriation, unauthorised use or infringement by any person of any of the EIPRL IPR;

11.12.2	any breach by any third party of any obligations of confidence owed to EIPRL;

11.12.3	any misappropriation or misuse of any Confidential Information; or

11.12.4	activities that constitute or constituted passing off or actionable unfair competition in respect of which EIPRL does or may have a claim against any person.

11.13	None of the EIPRL IPR are the subject of any existing, pending or threatened proceedings (other than the normal prosecution to grant of any application for registration) or claim for opposition, cancellation, revocation, rectification, transfer, licence of right, whether in whole or in part, or relating to title, or any similar proceedings or claim anywhere in the world and the Seller is not aware of any circumstances that might result in any such proceedings or claim.

11.14	The Confidential Information and all information that is of a type that EIPRL could reasonably have been expected to maintain confidential has been kept secret and is under EIPRL’s lawful possession and under its sole control.

11.15	EIPRL has not disclosed or permitted, agreed to, undertaken or arranged the disclosure to any person other than the Buyer of any Confidential Information or information that is of a type that EIPRL could reasonably have been expected to maintain confidential (including but not limited to any unpublished or confidential Business IPR (including but not limited to the source code of any computer software owned by EIPRL) and EIPRL is not obliged to make any such disclosure, except properly and in the ordinary course of business and pursuant to a written obligation of confidence that is valid and enforceable).

11.16	EIPRL is not party to any confidentiality agreement or other agreement, obligation or duty other than a statutory duty that imposes on it a material restriction on the use of or disclosure of any information in its possession.

12	Data Protection

12.1	EIPRL complies with and has not breached the Data Protection Legislation.

12.2	EIPRL has not received a notice, letter or complaint from the Information Commissioner’s Office.

12.3	EIPRL has complied with all requests from the subjects of the Personal Data for access, changes to or deletions of the Personal Data and no such requests are outstanding.

13	Litigation

13.1	Apart from the collection of debts in the ordinary course of the business neither EIPRL nor any person for whose acts EIPRL may be contractually or vicariously liable is engaged in any capacity in any litigation, arbitration, prosecution or other legal proceedings or in any proceedings or hearings before, nor has been the subject of any investigation or inquiry by any statutory, governmental, administrative or regulatory body, department, board or agency; no such matters are pending or threatened; and the Seller is not aware of any circumstances which are likely to give rise to any such matter.

13.2	There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against EIPRL or any person for whose acts EIPRL may be contractually or vicariously liable.

13.3	EIPRL is not a party to any subsisting undertaking given to any court or third party arising out of any proceedings of the kind described in paragraph 13.1.

14	Anti-bribery and corruption

14.1	EIPRL is not nor has it at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010 or under any other applicable anti-bribery and corruption laws or regulations.

14.2	So far as the Seller is aware no Associated Person of EIPRL has bribed another person (within the meaning given in section 7(3) of the Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for EIPRL and EIPRL has in place adequate procedures in line with the guidance published by the Secretary of State under section 9 of the Bribery Act 2010 designed to prevent its Associated Persons from undertaking any such conduct.

14.3	Neither EIPRL nor any of its Associated Persons is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body regarding any offence or alleged offence under the Bribery Act 2010 so far as the Seller is aware, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

14.4	EIPRL is not ineligible to be awarded any contract or business under section 23 of the Public Contracts Regulations 2006 or section 26 of the Utilities Contracts Regulations 2006 (each as amended).

15	Insolvency

15.1	No order has been made and no resolution has been passed for the winding up of EIPRL or for a provisional liquidator to be appointed in respect of EIPRL and no petition has been presented and no meeting has been convened for the purpose of winding up EIPRL and EIPRL has not been a party to any transaction which could be avoided in a winding up.

15.2	No administrator has been appointed by court order or any other means in respect of EIPRL, no notice has been served of an intention to appoint an administrator in respect of EIPRL and no petition for such an order has been presented in respect of EIPRL.

15.3	No receiver (which expression shall include an administrative receiver) has been appointed in respect of EIPRL or in respect of all or any part of its assets.

15.4	No voluntary arrangement has been proposed under Part 1 Insolvency Act 1986 in respect of EIPRL and EIPRL has not made or proposed any arrangement or composition with its creditors or any class of them.

15.5	EIPRL is not insolvent, is not unable to pay and does not have no reasonable prospect of being able to pay its debts, within the meaning of section 123 Insolvency Act 1986, and has not received a written demand pursuant to section 123(a) Insolvency Act 1986 or stopped paying its debts as they fall due.

15.6	No distress, execution or other process has been levied in respect of any asset of EIPRL.

15.7	No composition in satisfaction of the debts of EIPRL or scheme of arrangement of its affairs or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members has been proposed, sanctioned or approved.

15.8	No unsatisfied judgement is outstanding against EIPRL.

15.9	No guarantee, loan capital, borrowed money or interest is overdue for payment and no other obligation or indebtedness is outstanding which is substantially overdue for performance or payment.

15.10	No circumstances have arisen which are likely to result in:

15.10.1	a transaction to which EIPRL is a party being set aside; or

15.10.2	a third party claim involving any asset owned or used by EIPRL being made under section 238 or 339 (Transactions at an undervalue) or sections 239 or 340 (Preferences) Insolvency Act 1986.

15.11	No disqualification order has at any time been made pursuant to the provisions of the Company Directors Disqualification Act 1986 against any former or current officer of EIPRL.

16	Competition

16.1	EIPRL is not engaged in any agreement, arrangement, practices or conduct which would amount to an infringement of Competition Law of any jurisdiction in which any Group EIPRL conducts business.

16.2	EIPRL has not received notice that it is the subject of any investigation, inquiry or proceedings by the Office of Fair Trading, the Competition Commission or the European Commission in connection with any actual or alleged infringement of Competition Law.

16.3	No such investigation, inquiry or proceedings as are mentioned in paragraph 16.2 have been threatened or are pending and so far as the Seller are aware there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

Schedule 5

Taxation

Part A

Definitions and interpretation

1	In this Schedule the following words and expressions shall (unless the context otherwise requires) have the following meanings:

“Accounts Relief” means:

(a)	any Relief that has been taken into account in computing (and so reducing or eliminating) any provision for deferred tax in the Accounts or which, but for such Relief, would have appeared in the Accounts; and

(b)	any Relief that has been shown as an asset in the Accounts;

“Buyer’s Relief” means:

(c)	any Post-Completion Relief;

(d)	any Relief arising to any member of the Buyer’s Tax Group (other than EIPRL) at any time; and

(e)	any Accounts Relief;

“Buyer’s Tax Group” means the Buyer and any company in the same group of companies as the Buyer for any Tax purpose (other than EIPRL);

“CAA 2001” means the Capital Allowances Act 2001;

“CTA 2009” means the Corporation Tax Act 2009;

“CTA 2010” means the Corporation Tax Act 2010;

“Event” includes any event, occurrence, transaction, act or omission (or any deemed event, occurrence, transaction, act or omission) including for the avoidance of doubt the making of this Agreement and Completion, and any reference to an Event occurring on or before a particular date shall include Events which for Tax purposes are deemed to have or are regarded as having occurred on or before that date;

“FA” followed by a year means the Finance Act of that year or where there was more than one, “FA” followed by a number in brackets and a year shall be construed accordingly;

“ICTA 1988” means the Income and Corporation Taxes Act 1988;

“IHTA 1984” means the Inheritance Tax Act 1984;

“ITA 2007” means the Income Tax Act 2007;

“ITTOIA 2005” means the Income Tax (Trading and Other Income) Act 2005;

“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003;

“loss” means, in relation to a Relief, the reduction, modification, claw-back, counteraction, disallowance, non-existence, non-availability, cancellation of or failure to obtain all or part of that Relief, and “lost” shall be construed accordingly;

“PAYE” means the mechanism prescribed by United Kingdom legislation relating to Tax for the collection of Tax to which Part 11 ITEPA 2003 and associated regulations apply;

“Post-Completion Relief” means any Relief which arises in consequence of or by reference to an Event occurring or deemed to occur after Completion;

“Relevant Person” means the Seller and any person which is or has been in the same group of companies as the Seller for any Tax purpose or otherwise connected or associated with the Seller at any time (other than EIPRL);

“Relief” means any loss, relief, allowance, exemption, set-off, deduction, credit or other relief from or relating to any Tax or to the computation of income, profits or gains for the purposes of any Tax and any right to any repayment of or in respect of Tax;

“Retained Company” means the Seller and any company, other than EIPRL, that may be treated for the purposes of any Tax as being, or as having at any time been, either a member of the same group of companies as the Seller or otherwise associated with the Seller;

“Saving” means the amount by which any Tax Liability of EIPRL which has resulted in a payment having become due from the Seller under this Schedule has given rise to a Relief for the Buyer, EIPRL or any member of the Buyer’s Tax Group;

“Seller’s Relief” means any Relief other than a Buyer’s Relief;

“Tax” means any form of tax, charge in the nature of or in respect of tax, duty, impost, levy, tariff, withholding or other amount (including amounts due under PAYE, national insurance or social security contributions but excluding rates and other local authority taxes) whatsoever whenever created or imposed and whether of the United Kingdom or elsewhere, payable to or imposed by any Tax Authority and any fine, penalty, surcharge or interest relating to such tax or to its collection or administration;

“Tax Authority” means HM Revenue & Customs, or any other revenue, customs, fiscal, governmental, statutory, state, provincial, local governmental or municipal authority, body or person competent to assess, demand, impose, administer or collect Tax, whether of the United Kingdom or elsewhere;

“Tax Covenant Claim” means a claim by the Buyer under the covenant given by the Seller in Part C of this Schedule;

“Tax Demand” means any claim, assessment, self-assessment, notice, demand, letter or other document issued or any action taken by or on behalf of any Tax Authority or by EIPRL whether before or after the date of this Agreement from which it appears that EIPRL is subject to, or is sought to be made subject to, or might become subject to, any Tax Liability or is denied or is sought to be denied any Relief;

“Tax Liability” means:

(f)	a liability to make an actual payment of Tax whether or not such Tax is also or alternatively chargeable against or attributable to any other person and whether or not such Tax has been discharged prior to Completion, in which case the amount of the Tax Liability shall be the amount of the actual payment;

(g)	the loss of all or any part of an Accounts Relief within paragraph (a) of the definition of that term, in which case the amount of the Tax Liability will be the amount of Tax which would (on the basis of Tax rates current at the date of Completion) have been saved but for such loss, on the assumption that there are sufficient profits against which to set the Accounts Relief, or where the Relief is the right to repayment of Tax or to a payment in respect of Tax, the amount of the repayment or payment;

(h)	the loss of all or part of an Accounts Relief within paragraph (b) of the definition of that term, in which case the amount of the Tax Liability shall be equal to the amount of the reduction that there would have been in the value of the asset had the loss been known about when the Accounts were prepared;

(i)	the use or setting off of any Buyer’s Relief in circumstances where, but for such use or set off, EIPRL would have had a liability to make a payment of or in respect of Tax for which the Buyer would have been able to make a Tax Covenant Claim, in which case, the amount of the Tax Liability shall be the amount of Tax for which the Seller would have been liable but for such use or set off; and

(j)	any liability of EIPRL to make a payment pursuant to an indemnity, guarantee or covenant entered into before Completion under which EIPRL has agreed to meet or pay a sum equivalent to or by reference to another person’s Tax liability, in which case the Tax Liability shall be equal to the amount of the liability;

“Tax Statute” means any primary or secondary statute, instrument, enactment, order, law, by-law or regulation making any provision for or in relation to Tax;

“TCGA 1992” means the Taxation of Chargeable Gains Act 1992;

“VAT” means:

(k)	within the European Union, any tax imposed by any Member State in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC); and

(l)	outside the European Union, any tax corresponding to, or substantially similar to, the common system of value added tax referred to in paragraph (a) of this definition,

and (whether or not the United Kingdom is a member of the European Union) VAT includes the tax as currently constituted by the VATA and any other tax imposed in addition or in substitution for it at the rate from time to time imposed;

“VATA 1994” means the Value Added Tax Act 1994; and

“VAT Group” means any group of companies for the purposes of section 43 VATA 1994 of which EIPRL is or has been a member on or before Completion.

2	For the purposes of this Schedule, an Event occurring in the ordinary course of business of EIPRL shall not include the following:

2.1	any distribution (within the meaning of Part 23 CTA 2010 or Chapters 3, 4 or 5 Part 4 ITTOIA 2005) or deemed distribution;

2.2	the disposal or acquisition of any asset (including trading stock) or the supply or obtaining of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any tangible or intangible property) in circumstances where the consideration (if any) actually received or given by EIPRL for such disposal, acquisition, supply or obtaining is different from the consideration deemed to have been received for any Tax purpose;

2.3	any Event which gives rise to a Tax Liability in respect of deemed (as opposed to actual) income, profits, or gains;

2.4	EIPRL ceasing, or being deemed to cease, to be a member of any group of companies or associated with any other company for any Tax purpose;

2.5	any Event which gives rise to a Tax Liability under Chapters 2B or 2C Part 14 ITA 2007, or Part 7A TCGA 1992 (UK representatives of non-UK residents);

2.6	any Event which gives rise to a Tax Liability primarily chargeable against or attributable to any other person;

2.7	any scheme, arrangement or transaction which had as its main objects or one of its main objects the avoiding or reducing or deferring of a Tax Liability;

2.8	the creation, cancellation or reorganisation of any share or loan capital of EIPRL on or before Completion;

2.9	any failure by the Company to deduct Tax from a payment where required to do so by law or the failure to account to the appropriate Tax Authority for any such Tax;

2.10	any Event which gives rise to any fine, penalty, surcharge, interest or other imposition relating to any Tax.

3	Words and phrases which are defined or referred to in or for the purposes of Tax Statutes have the same meanings in this Schedule unless otherwise expressly defined in this Schedule.

4	Any reference to a “Part” is (except where the context requires otherwise) to a part of this Schedule and any reference to a paragraph contained within any Part of this Schedule is (except where the context requires otherwise) to a paragraph of that Part.

5	Any stamp duty which is charged on any document or, in the case of a document which is outside the UK, any stamp duty which would be charged on the document if it were brought into the UK, which is necessary to establish the title of EIPRL to any asset, and any interest, fine or penalty relating to such stamp duty, shall be deemed to be a liability of EIPRL to make an actual payment of Tax in consequence of an Event arising on the last day on which it would have been necessary to pay such stamp duty in order to avoid any liability to interest or penalties arising on it.

Part B

Tax Warranties

1	Returns, notices and records

1.1	EIPRL has in the six years prior to the date of this Agreement duly, and within any applicable time limits, made all returns, computations, assessments, claims and elections, given all notices and supplied all other information required by law to be supplied to all relevant Tax Authorities. All such information, returns, computations, assessments, claims, elections and notices were and, so far as the Seller is aware, remain complete and accurate in all material respects and none of them is or, so far as the Seller is aware, is likely to be the subject of any material dispute with any Tax Authority.

1.2	EIPRL maintains complete and accurate records, invoices and other information in relation to Tax that meet all legal requirements and enable the Tax liabilities and Tax reliefs of EIPRL to be calculated accurately in all material respects.

1.3	The Disclosure Letter contains details of all concessions, agreements and arrangements that EIPRL has entered into with a Tax Authority.

1.4	The Accounts make full provision or reserve within generally accepted accounting principles for all Tax for which EIPRL is accountable at that date. Proper provision has been made and shown in the Accounts for deferred tax in accordance with generally accepted accounting principles.

2	Payment of Tax, deductions on account of Tax

2.1	All Tax for which EIPRL is liable to account and in respect of which the due date arose before Completion has been paid to the applicable Tax Authority.

2.2	EIPRL is not liable, and has not within three years prior to the date of this Agreement, been liable to pay any penalty, fine, surcharge or interest in connection with any Tax or the administration of any Tax.

2.3	EIPRL has within the six years prior to the date of this Agreement made all deductions and retentions of or on account of Tax as it was or is obliged by law to make and all such payments of or on account of Tax as should by law have been made to any Tax Authority in respect of such deductions or retentions.

3	Disputes, investigation

3.1	EIPRL is not, nor has within the six years prior to the date of this Agreement been, involved in any dispute with any Tax Authority.

3.2	No Tax Authority is at present conducting any review, audit or investigation into the business or affairs of the Company or any aspect of them and, so far as the Seller is aware, no circumstances exist that are likely to give rise to any such review, audit or investigation.

4	Secondary liability, Agency etc

4.1	No event has occurred and no circumstances exist which may result in EIPRL becoming liable to pay or bear a Tax liability directly or primarily chargeable against or attributable to another person, firm or company.

4.2	EIPRL is not nor has, within the six years prior to the date of this Agreement, been liable for any Tax as the agent of any other person or business and does not constitute a permanent establishment of any other person, business or enterprise for any Tax purposes.

5	Close Company / Inheritance Tax

5.1	EIPRL is not a close investment-holding company within the meaning of section 34 CTA 2010 for financial years before the financial year commencing 1 April 2015.

5.2	EIPRL is not liable to Tax under the provisions of Part 10 CTA 2010 (close companies).

5.3	No transfer of value has been made to or by EIPRL within the meaning of IHTA 1984.

5.4	Neither the assets owned by nor the shares of EIPRL are subject to an outstanding Inland Revenue charge as defined in section 237 IHTA 1984 (imposition of charge).

5.5	No circumstances exist, or but for section 204(6) IHTA 1984 (contingent liability of transferee for unpaid capital transfer tax or inheritance tax) would exist, such that a power of sale could be exercised in relation to any assets or shares of EIPRL pursuant to section 212 IHTA 1984 (powers to raise tax).

6	Capital gains

6.1	EIPRL does not own any asset in relation to which the consideration treated as provided for the purposes of TCGA 1992 has been reduced below the consideration actually given for the acquisition of that asset by reason of a claim made under section 152 to 155 TCGA 1992 or under section 175 TCGA 1992.

6.2	The book value shown in, or adopted for the purposes of, the Accounts as the value of each of the assets of EIPRL, on the disposal of which a chargeable gain or allowable loss could arise, does not exceed the amount which on a disposal of such asset at the date of this Agreement would be deductible, in each case, disregarding any statutory right to claim any allowance or relief other than amounts deductible under section 38 TCGA 1992.

6.3	Details of all capital losses available for carry-forward by EIPRL are set out in the Disclosure Letter.

7	Notifiable arrangements

7.1	EIPRL has not entered into any notifiable arrangements for the purposes of Part 7 FA 2004, any notifiable contribution arrangement for the purpose of the National Insurance Contribution (Application of Part 7 of the Finance Act 2004) Regulations 2007 or any notifiable schemes for the purposes of Schedule 11A VATA 1994.

7.2	EIPRL has not been a party to, or has otherwise been involved in, any transaction, scheme or arrangement designed wholly or mainly or containing steps or stages having no commercial purpose and designed wholly or mainly for the purpose of avoiding or deferring Tax or reducing a liability to Tax or amounts to be accounted for under PAYE.

8	International

8.1	EIPRL is and has at all times been resident for Tax purposes in the United Kingdom and is not and has not been treated as resident in any other jurisdiction for any Tax purposes (including under any double taxation agreement).

8.2	EIPRL does not have and has not had in the period of three years ending on the date of this Agreement any branch, agent or permanent establishment (within the meaning of the OECD Model Double Taxation Agreement) outside the United Kingdom.

9	VAT[1]

9.1	In relation to VAT:

9.1.1       EIPRL is registered for the purposes of VATA 1994 under the registration number specified in the Disclosure Letter, has been so registered at all times that it has been required to be registered, and no such registration is subject to any special conditions imposed by or agreed with the relevant Tax Authority;

9.1.2       EIPRL is not and has never been treated as a member of a group for the purposes of section 43 VATA 1994 (groups of companies), and has not applied for such treatment;

9.1.3       no asset of EIPRL is a capital item in respect of which the input tax reclaimed may be subject to adjustment in accordance with the provisions of Part XV of the Value Added Tax Regulations 1995;

9.1.4       neither EIPRL nor any “relevant associate” of EIPRL (within paragraph 3 Schedule 10 VATA 1994) has made an option to tax under Part 1 Schedule 10 VATA 1994 in respect of any land or buildings in respect of which any Group Company holds any interest or right;

9.1.5       EIPRL has not registered, and is not required to register, for the purposes of value added tax or any similar sales or turnover tax in any jurisdiction other than the United Kingdom.

10	R&D

10.1	Any claim for an R&D tax credit under sections 1054 to 1060 CTA 2009 (Tax relief for expenditure on research and development) by EIPRL has been properly and validly made.

1   KLG Tax note: Mills & Reeve to revise to reflect EIPRL VAT group arrangements.

11	Employees

11.1	The Disclosure Letter contains details of all schemes established in relation to EIPRL approved by HMRC under Schedules 2, 3 and 4 to ITEPA 2003 or notified to HMRC as meeting the relevant statutory requirements (“Tax-advantaged Schemes”). HMRC’s approval was not, before 6 April 2014, withdrawn in respect of any Tax-advantaged Scheme for which approval had previously been given, and so far as the Seller is aware no circumstances have arisen under which a Tax-advantaged Scheme may cease to meet the relevant statutory requirements.

11.2	So far as the Seller is aware, no circumstances have arisen in relation to any option granted by EIPRL under the provisions of Schedule 5 ITEPA 2003 which would constitute a disqualifying event in relation to that option for the purposes of chapter 9 Part 7 ITEPA 2003.

11.3	The Disclosure Letter contains details of any payments or loans made to, any assets made available or transferred to, or any assets earmarked, however informally, for the benefit of, any employee or former employee (or anyone linked with such employee or former employee) of EIPRL by an employee benefit trust or another third party, falling within the provisions of Part 7A ITEPA 2003 and details of any trust or arrangement capable of conferring such a benefit.

11.4	There are no trusts or other arrangements in place, whether funded or established by EIPRL or of which the Seller is aware, under which any employees or former employees of EIPRL or any persons associated with such employees or former employees can obtain a benefit in any form.

12	Stamp Taxes

12.1	All documents which are necessary to establish the title of EIPRL to any asset and which attract stamp or transfer duty in the United Kingdom or elsewhere have been duly stamped and any applicable stamp duties or similar duties or charges in respect of such documents have been duly accounted for and paid.

12.2	The sale of the Shares at Completion will not give rise to the withdrawal of relief from stamp duty or stamp duty land tax where such relief was given or claimed in respect of a transaction entered into by EIPRL on or before Completion.

12.3	EIPRL has duly, and within any applicable time limits, submitted to HM Revenue & Customs all necessary land transaction returns and paid any stamp duty land tax that has become due and EIPRL will not be required to submit any additional land transaction returns or pay any additional stamp duty land tax in respect of land transactions the effective date of which falls on or fell before the Completion Date.

13	Capital allowances

EIPRL has not claimed first-year tax credits within the meaning of Schedule A1 to CAA 2001, business renovation allowances under Part 3A of CAA 2001, flat conversion allowances under Part 4A of CAA 2001 or owned at the Accounts Date any asset which, if disposed of at the date of this Agreement for consideration equal to its net book value as included in the Accounts, would give rise to a balancing charge or clawback of allowances.

14	Distributions and other payments

14.1	No distribution or deemed distribution, within the meaning of section 1000 or sections 1022 to 1027 of CTA 2010, has been made (or will be deemed to have been made) by EIPRL, except dividends shown in the Accounts, and EIPRL is not bound to make any such distribution.

14.2	EIPRL has not, within the six years prior to the date of this Agreement, been engaged in, or been a party to, any of the transactions set out in Chapter 5 of Part 23 of CTA 2010 (demergers).

15	Loan relationships

15.1	All financing costs, including interest, discounts and premiums payable by EIPRL in respect of its loan relationships within the meaning of section 302 of CTA 2009 are eligible to be brought into account by EIPRL as a debit for the purposes of Part 5 of CTA 2009 at the time, and to the extent that such debits are recognised in the statutory accounts of EIPRL.

16	Groups of companies

16.1	Except as provided in the Accounts, EIPRL is not, nor will be, obliged to make or be entitled to receive any payment for the surrender of group relief as defined in section 183 of CTA 2010 in respect of any period ending on or before Completion, or any payment for the surrender of the benefit of an amount of advance corporation tax or any repayment of such a payment.

16.2	EIPRL has not entered into, or agreed to enter into, an election pursuant to sections 171A of TCGA 1992, paragraph 16 of Schedule 26 to FA 2008, or section 792 of CTA 2009 (or paragraph 66 of Schedule 29 to FA 2002).

16.3	Neither the execution nor completion of this Agreement, nor any other event since the Accounts Date, will result in any chargeable asset being deemed to have been disposed of and re-acquired by EIPRL for Tax purposes or to the clawback of any relief previously given.

16.4	EIPRL has never been party to any arrangements pursuant to sections 59F of the Taxes Management Act 1970 (group payment arrangements).

17	Transfer pricing

17.1	All transactions or arrangements made by EIPRL have been made on arm’s length terms and the processes by which prices and terms have been arrived at have, in each case, been fully documented. No notice, enquiry or adjustment has been made or, so far as the Seller is aware, is likely to be made by any Tax Authority in connection with any such transactions or arrangements.

18	Construction Industry Scheme

18.1	EIPRL is not required to register as a Contractor under the provisions of section 59 of FA 2004 and the expenditure incurred by EIPRL on construction, refurbishment and fitting-out works in each of the three years ending on the date of this Agreement is less than £1 million.

Part C

Tax Covenant

1	Covenant by the Seller

1.1	The Seller hereby covenants with the Buyer to pay to the Buyer an amount or amounts equal to:

1.1.1	any Tax Liability of EIPRL arising:

(i)	as a result of, in respect of or by reference to any Event occurring or deemed for the purposes of any Tax to occur on or before Completion; or

(ii)	as a result of, in respect of, or by reference to any income, profits or gains earned or received or deemed for the purposes of any Tax to have been earned or received on or before or in respect of any period ending on or before the Completion Date; or

(iii)	in circumstances where such Tax Liability would not have arisen but for the failure of any Relevant Person to pay any Tax for which such Relevant Person is primarily liable;

1.1.2	any Tax Liability of EIPRL or the Buyer in respect of inheritance tax which:

(i)	arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring);

(ii)	has given rise at Completion to a charge on any of the Sale Shares or assets of EIPRL; or

(iii)	gives rise after Completion to a charge on any of the Sale Shares in or assets of EIPRL as a result of the death of any person within seven years of a transfer of value which occurred before Completion;

PROVIDED THAT in determining for the purposes of this Part C whether a charge on or power to sell, mortgage or charge any of the shares or assets of EIPRL exists at any time or whether there is a liability for inheritance tax, the fact that any Tax is not yet payable or may be paid by instalments shall be disregarded and such Tax shall be treated as becoming due and the charge or power to sell, mortgage or charge as arising on the date of the transfer of value or other Event on or in respect of which it becomes payable or arises;

1.1.3	any Tax Liability of EIPRL or the Buyer which arises as a result of any Event which occurs after Completion pursuant to a legally binding obligation (whether or not conditional) entered into by EIPRL on or before Completion otherwise than in the ordinary course of business;

1.1.4	any Tax Liability of EIPRL being:

(i)	Employer Class 1 national insurance contributions (secondary) (together with any interest, fines and penalties); or

(ii)	Employee Class 1 national insurance contributions (primary) and income tax (in each case together with any interest fines and penalties)

arising at any time:

(A)	in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities where the grant of the option or other right to acquire the security occurred on or before Completion; or

(B)	in respect of any acquisition, vesting, holding, variation or disposal of employment-related securities (as defined for the purposes of Part 7 ITEPA 2003) or any equivalent securities legally or beneficially held by individuals who are resident for Tax purposes outside the UK, where the acquisition of the security occurred on or before Completion; or

(C)	in connection with or as a result of any part of the AQM Consideration Shares or the consideration for the ETL Option being treated as employment income;

1.1.5	any Tax Liability that arises at any time under Part 7A ITEPA 2003 where the arrangement within section 554A ITEPA 2003 giving rise to the charge was entered into by EIPRL, ETL or the Seller (or anyone acting on their instructions) on or before Completion; and

1.1.6	any reasonable costs and expenses properly incurred by the Buyer or EIPRL in connection with any such liability as is referred to in any of paragraphs 1.1.1 to 1.1.5 inclusive, any other liability in respect of which the Seller is liable under this Schedule 5 or taking or defending any action under this Schedule 5.

2	Gross-up

2.1	All sums payable under this Part C or in respect of a breach of the Warranties shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by law, in which event the payer shall pay such additional amount as shall be required to ensure that the net amount received by the payee will equal the full amount which would have been received by it under this Part C or in respect of a breach of the Warranties had no such deduction or withholding been required to be made.

2.2	If any Tax Authority brings into charge to Tax any sum paid under this Part C or in respect of a breach of the Warranties, then the payer shall pay such additional amount as shall be required to ensure that the total amount paid, less the Tax chargeable on such amount is equal to the amount that would otherwise be payable under this Part C or in respect of a breach of the Warranties.

2.3	To the extent that any deduction, withholding or Tax in respect of which an additional amount has been paid under paragraphs 2.1 or 2.2 of this Part C results in the payee obtaining a Relief (reasonable endeavours having been used to obtain such Relief), the payee shall pay to the payer, within 14 days of obtaining the benefit of utilising such Relief, an amount equal to the lesser of the value of the Relief obtained and the additional sum paid under paragraph 2.1 or 2.2.

2.4	If the Buyer would, but for the availability of a Buyer’s Relief, or the Seller would, but for the availability of a Seller’s Relief, incur a Tax liability falling within paragraphs 2.2, the Buyer or the Seller (as the case may be) shall be deemed for the purposes of that paragraph to have incurred and paid that liability.

2.5	Paragraphs 2.1 and 2.2 of this Part C shall not apply to the extent that the deduction, withholding or Tax would not have arisen but for:

2.5.1	a change in law after Completion; or

2.5.2	an assignment by the payee of any of its rights under this Agreement.

2.6	No additional payment shall be required under either paragraphs 2.1 or 2.2 to the extent that the relevant deducting withholding or Tax has already been taken account in respect of, and has accordingly increased, the amount payable in respect of any Claim for breach of Warranty.

3	Payment

3.1	Where any amount is required to be paid by the Seller under this Schedule the due date for the making of that payment in cleared funds shall be the date falling five (5) business days after the date on which the Buyer has notified the Seller of the amount of the payment required to be made or, if later:

3.1.1	in the case of a Tax Liability that involves an actual payment of or in respect of Tax or in the case of a Tax Liability within paragraph (e) of the definition, on or before the fifth business day prior to the last date on which the payment of Tax or the Tax Liability in question may be paid (if appropriate, to the relevant Tax Authority) in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax Liability;

3.1.2	in the case of the loss of a right to repayment of Tax ,which is a Tax Liability within paragraph (c) of the definition, or the set off of a right to repayment of Tax, the date on which the repayment would have been received but for such loss or set off; or

3.1.3	in the case of the set off of a Relief (other than a right to repayment of Tax), which is a Tax Liability within paragraph (d) of the definition, the last date on which, but for the set off, the Tax Liability which would have been payable could have been paid to the relevant Tax Authority in order to avoid incurring a liability to interest or a charge fine or penalty in respect of that Tax Liability; or

3.1.4	in the case of the loss of an Accounts Relief (other than a right to repayment of Tax), the earlier of:

(i)	the period in which the loss of the Accounts Relief gives rise to an actual Tax Liability; or

(ii)	the period in which the loss of the Accounts Relief occurs.

4	Buyer’s Covenants

4.1	The Buyer hereby covenants with the Seller (for itself and/or, in the case of paragraphs 4.1.2 and 4.1.3 below, as trustee for the relevant Retained Company or director of a Retained Company) to pay to the Seller an amount equal to:

4.1.1	any liability for Tax of the Seller arising pursuant to Chapter 6 Part 14 CTA 2010 (recovery of unpaid corporation tax) in respect of Tax arising as a result of or attributable to or by reference to the activities of EIPRL prior to Completion;

4.1.2	any liability or increased liability to Tax of any Retained Company which arises as a result of or by reference to any reduction or disallowance of group relief that would otherwise have been available to the Retained Company where and to the extent that such reduction or disallowance occurs as a result of or by reference to:

(i)	any total or partial withdrawal effected by EIPRL after Completion of any surrender of group relief that was submitted by EIPRL to HM Revenue & Customs on or before Completion in respect of any accounting period ended on or before the Accounts Date; or

(ii)	any total or partial disclaimer made by EIPRL after Completion of any capital allowances available to EIPRL in respect of any accounting period ended on or before the Accounts Date,

save where any such withdrawal or disclaimer is made at the express written request of the Seller;

4.1.3	any liability or increased liability to Tax of any Retained Company or any director of a Retained Company which arises as a consequence of or by reference to any of the following occurring or being deemed to occur at any time after Completion:

(i)	the disposal by EIPRL or any company in the Buyer’s Tax Group of any asset or of any interest in or right over any asset;

(ii)	the making by EIPRL or any company in the Buyer’s Tax Group of any such payment or deemed payment as constitutes a chargeable payment for the purposes of Chapter 5 Part 23 CTA 2010;

(iii)	EIPRL or any member of the Buyer’s Tax Group ceasing to be resident in the United Kingdom for the purposes of any Tax;

(iv)	the effecting by EIPRL or any member of the Buyer’s Tax Group of any such payment or transfer of assets as constitutes the receipt by another person of an abnormal amount by way of dividend (as defined in Part 15 CTA 2010); or

(v)	the failure of EIPRL to pay an amount of stamp duty land tax which falls chargeable as a result of the withdrawal of group relief pursuant to paragraph 3 Schedule 7 FA 2003 on or after the Completion Date; and

4.1.4	any reasonable costs and expenses properly incurred in connection with any liability to Tax referred to in this paragraph 4 or through taking or defending any successful action under this paragraph 4.

4.2	Paragraphs 2 and 3 of Part C shall apply to the covenant contained in paragraph 4.1 as they apply to the covenants contained in paragraph 1 of Part C, replacing references to the Seller with the Buyer (and vice versa) and making any other necessary modifications.

4.3	Paragraphs 4.1 and 4.2 shall not apply to Tax to the extent that:

4.3.1	it is Tax in respect of which the Seller is liable to make a payment under paragraph 1 of Part C to this Schedule; or

4.3.2	it is Tax which has been recovered under section 717(2) CTA 2010 (and the Seller shall procure that no such recovery is sought to the extent that payment is made hereunder).

5	Interaction with Part D

5.1	The provisions in Part C are subject to the provisions in Part D.

Part D

Limitations and Procedure

6	Limitations

6.1	Neither the covenant contained in paragraph 1 of Part C nor a claim for a breach of the Tax Warranties (or a breach of any other Warranty insofar as any such Claim relates to Tax) shall extend to any Tax Liability to the extent that:

6.1.1	specific provision or reserve has been made for such liability in the Accounts; or

6.1.2	such liability was paid or discharged on or before Completion and the discharge of such liability is reflected in the Accounts or cash sufficient to meet such liability has been retained by EIPRL on the date of Completion and such cash is not reflected as an asset in the Accounts; or

6.1.3	such liability arises or is increased as a result of any change in the rates of Tax, or change in law (or a change in generally accepted interpretation on the basis of case law), regulation or directive, or any generally published practice of any Tax Authority coming into force after Completion (other than a change targeted specifically at countering a tax avoidance scheme); or

6.1.4	such liability would not have arisen but for any act or omission effected by EIPRL or the Buyer after Completion:

(i)	otherwise than pursuant to a legally binding obligation entered into by EIPRL on or before Completion;

(ii)	other than any act or omission imposed on EIPRL or the Buyer by any legislation coming into force before, on or after Completion; or

(iii)	otherwise than in the ordinary course of business as carried on by EIPRL prior to Completion; or

6.1.5	such liability arises as a result of:

(i)	any income, profit or gains earned, accrued or received, or deemed to have been earned, accrued or received in respect of the period between the Accounts Date and Completion in the ordinary course of business of EIPRL to which the liability relates; or

(ii)	any Event which occurred in the ordinary course of business of EIPRL since the Accounts Date and on or before Completion; or

6.1.6	the liability arises by virtue of an underpayment of Tax prior to Completion, insofar as such underpayment would not have been an underpayment but for a bona fide estimate made prior to Completion of the amount of income, profits or gains to be earned, accrued or received after Completion proving to be incorrect; or

6.1.7	the liability arises as a result of a change after Completion in the length of any accounting period for Tax purposes of EIPRL, or (other than a change which is necessary in order to comply with the law or generally accepted accounting principles applicable to the EIPRL at Completion) a change after Completion in any accounting policy or Tax reporting practice of EIPRL;

6.1.8	such liability arises or is increased as a result of the failure by the Buyer to comply with any of its obligations under this Agreement; or

6.1.9	EIPRL has recovered, at no cost to EIPRL or the Buyer, from any other person (other than any member of the Buyer’s Tax Group) any amount in respect of the liability; or

6.1.10

6.1.11	such liability has been eliminated, satisfied or discharged at no cost to EIPRL or the Buyer by the application of a Seller’s Relief; or

6.1.12	the liability arises as a result of the failure by EIPRL to submit the returns and computations required to be made by it or not submitting such returns and computations within the appropriate time limits or submitting such returns and computations otherwise than on a proper basis, in each case after Completion, save to the extent that any failure to submit, failure to comply with time limits or submission otherwise than on a proper basis results from EIPRL’s or the Buyer’s compliance with paragraphs 4 or 9 of this Part D; or

6.1.13	the liability would not have arisen but for:

(i)	the making of a claim, election, surrender or disclaimer, the giving of a notice or consent, or the doing of any other thing under the provisions of any enactment or regulation relating to Tax, in each case after Completion and by EIPRL or the Buyer where the making, giving or doing of which was not taken into account in computing and so reducing any provision or reserve for Tax in the Accounts; or

(ii)	the failure or omission on the part of EIPRL or the Buyer after Completion to make any valid claim, election, surrender or disclaimer, or to give any such notice or consent or to do any other such thing in circumstances where the making, giving or doing of which was taken into account in computing and so reducing any provision or reserve for Tax in the Accounts; or

6.1.14

6.1.15	the liability would not have arisen (or been increased) but for an increase in the number of associated companies (within the meaning of section 25 CTA 2010) of EIPRL after Completion.

7	Time limits

7.1	No Tax Covenant Claim shall be brought by the Buyer unless notice in writing of such Tax Covenant Claim has been given to the Seller within seven years after Completion.

8	Mitigation

8.1	The Buyer shall, at sole cost and the direction in writing of the Seller, procure that EIPRL take all reasonable steps as the Seller may require to:

8.1.1	use in the manner hereinafter mentioned all such Seller’s Reliefs as are available to EIPRL to reduce or eliminate any Tax Liability in respect of which the Buyer would have been able to make a claim against the Seller under this Agreement (such Seller’s Reliefs including, without limitation, Seller’s Reliefs made available to a company by means of a surrender from another company provided that such surrenders shall be made for no payment), the said use being to effect the reduction or elimination of any such Tax Liability to the extent specified by the Seller and permitted by law; and

8.1.2	allow the Seller to reduce or eliminate any Tax Liability of EIPRL by surrendering, or procuring the surrender by any company of group relief to EIPRL to the extent permitted by law but without any payment being made in consideration for such surrender.

9	Conduct of Tax Demands

9.1	If the Buyer shall become aware of any Tax Demand which is likely to give rise to a liability on the Seller under this Agreement, the Buyer shall, but not as a condition precedent to the liability of the Seller, give notice or procure that notice is given as soon as reasonably practicable to the Seller.

9.2	If the Seller becomes aware of any Tax Demand which is likely to give rise to a liability on the Seller under this Agreement, the Seller shall give notice as soon as reasonably practicable to the Buyer and, on receipt of such notice, the Buyer shall be deemed to have given the Seller notice of the Tax Demand in accordance with the provisions of paragraph 4.1.

9.3	As regards any Tax Demand, the Buyer shall take or shall procure that EIPRL shall take such reasonable action as the Seller may, by written notice given to the Buyer reasonably and promptly, request to cause the Tax Demand to be withdrawn or to dispute, resist, appeal against, compromise or defend the Tax Demand and any determination in respect of it or to apply to postpone (so far as legally possible) the payment of any Tax pending the determination of any appeal but subject to the Buyer and EIPRL first being indemnified to their reasonable satisfaction by the Seller against all losses (including any additional Tax Liability), interest, costs, damages and expenses which may be thereby incurred, and PROVIDED THAT:

9.3.1	any request made by the Seller pursuant to this paragraph 4.3 shall be made promptly following receipt by the Seller of any notice given by the Buyer to the Seller in accordance with paragraph 4.1 and in any event within 10 business days of such receipt;

9.3.2	the Buyer and EIPRL shall not be obliged to comply with any request of the Seller which involves contesting any assessment for Tax before any court or any other appellate body unless they have been advised in writing by tax counsel of at least ten years’ call, instructed by agreement between the Buyer and the Seller at the expense of the Seller, that an appeal against the assessment for Tax in question will, on the balance of probabilities, be won;

9.3.3	the Seller shall not be entitled under paragraph 4.3 to require that the Buyer delegates (or procures that EIPRL delegates) the conduct of any proceedings or dealings arising in connection with the Tax Demand in question to the Seller, or its agents or advisers;

9.3.4	the Buyer shall not be obliged to take any action (or procure the taking of any action by EIPRL) under this paragraph 4 if EIPRL is requested to appeal against any Tax Demand and it is a requirement for such an appeal that the Tax be paid, unless payment has previously been made by the Seller to the Buyer of an amount equal to such Tax and in respect of it;

9.3.5	the Buyer or EIPRL shall have the conduct of any proceedings or dealings arising in connection with the Tax Demand absolutely (without prejudice to its rights under this Agreement) and shall be free to pay or settle the Tax Demand on such terms as the Buyer or EIPRL may in its absolute discretion consider fit if:

(i)	the Seller does not request the Buyer to take any action under this paragraph 4; or

(ii)	the Seller has (or EIPRL before Completion has) been involved in a case involving fraudulent conduct or deliberate default in respect of the Tax Liability which is the subject matter of Tax Demand; or

(iii)	in the Buyer’s reasonable opinion, the action requested by the Seller under this paragraph 4 is likely to affect adversely the Tax liability of the Buyer or EIPRL or the business or financial interests of any of them or is unreasonable or contrary to the legal obligations of any of them.

9.4	Neither the Buyer nor EIPRL shall be liable to the Seller for non-compliance with any of the provisions of this paragraph 4 if the Buyer or EIPRL has acted in good faith in accordance with the instructions of the Seller.

10	Adjustment to Consideration

10.1	Any payment made pursuant to paragraph 1 of Part C shall, so far as possible, be treated as an adjustment to the consideration paid by the Buyer for the Sale Shares under this Agreement.

11	Savings

11.1	If, within seven years after Completion and at the Seller’s request and expense, the auditors of EIPRL for the time being determine either that EIPRL has obtained a Saving (and that Saving has not been taken into account in computing any liability of the Seller for breach of the Tax Warranties or under the Tax Covenant), it will be applied as follows:

11.1.1	first, the amount of the Saving, less any costs incurred by the Buyer or EIPRL, will be set off against any payment then due from the Seller under Part C to this Schedule;

11.1.2	secondly, to the extent that there is an excess, the Buyer will, within ten business days, pay to the Seller the lesser of:

(i)	the amount of the excess; and

(ii)	any amount previously paid by the Seller under Part C less any amount previously repaid to the Seller under any provision of this Schedule;

11.1.3	thirdly, to the extent that the excess referred to in paragraph 6.1.2 is not exhausted, the remainder of that excess will be carried forward and set off against any future liability of the Seller under Part C to this Schedule.

11.2	Neither EIPRL nor any member of the Buyer’s Tax Group will be treated as having obtained a Saving until the last date upon which it would have been obliged to make the actual payment of Tax which has been reduced or eliminated in order to avoid incurring interest thereon.

11.3	The Buyer will inform the Seller as soon as reasonably practicable after it becomes aware that EIPRL may obtain or has obtained a Saving.

11.4	Where a determination has been made by the auditors of EIPRL for the time being under paragraph 6.1 as to whether or not EIPRL has obtained a Saving, the Seller or the Buyer may request the auditors to review such determination (within seven years after Completion and at the expense of the person making the request) in the light of all relevant circumstances, including any facts which have become known only since such determination, and to determine whether such determination remains correct or whether, in the light of those circumstances, the amount that was the subject of such determination should be amended. If the auditors determine under this paragraph 6.3 that an amount previously determined should be amended, that amended amount will be substituted for the purpose of paragraph 6.1 in place of the amount originally determined, and such adjusting payment (if any) as may be required by virtue of such substitution will as soon as reasonably practicable be made by the Seller to the Buyer or by the Buyer to the Seller, as the case may be.

11.5	In making or reviewing any determination under this paragraph 6, the auditors (or other firm of chartered accountants) will act as experts and not as arbitrators and their determination will (in the absence of manifest error) be conclusive and binding on the parties.

12	Recovery from Third Parties

12.1	Subject to this paragraph 7, the Buyer undertakes that if, after the Seller has paid any amount due under this Agreement in full discharge of any Tax Liability, EIPRL is or becomes entitled to recover from some other person (not being the Buyer, any other member of the Buyer’s Tax Group or any current officer, director or employee of any of them) any amount in respect of such Tax Liability, the Buyer shall repay to the Seller a sum equal to the lesser of:

12.1.1	the amount of any payment so received, after deduction from it of an amount equal to any reasonable costs incurred in obtaining it and any Tax Liability in respect of it; and

12.1.2	the amount paid by the Seller under this Agreement in respect of the Tax Liability in question.

12.2	For the purposes of this paragraph 7, EIPRL shall be deemed to receive a refund or repayment of Tax if and when EIPRL would have received such a repayment but for another Tax Liability in respect of which the Buyer is not entitled to make a claim under this schedule.

12.3	If the Buyer becomes aware that EIPRL is entitled to recover any amount mentioned in paragraph 7.1, the Buyer will as soon as reasonably practicable give notice of the fact to the Seller and subject to the Seller first indemnifying EIPRL and the Buyer to their reasonable satisfaction against all reasonable costs and expenses which may be incurred thereby, the Buyer will procure that EIPRL takes such action as the Seller may reasonably and promptly request to effect such recovery.

13	Assignment

13.1	If the Buyer assigns the benefit of this Agreement or this Schedule, the Seller shall not be liable under this Schedule to any greater extent than the Seller would have been so liable in the absence of such assignment.

14	Corporation tax computations[2]

14.1	Subject to this paragraph 9, the Seller or its duly authorised agents shall be responsible for and have conduct of preparing, submitting to and agreeing with EIPRL’s Inspector of Taxes all corporation tax returns and computations of EIPRL in respect of any accounting period ending on or before Completion including, without limitation, the making of all associated claims and elections PROVIDED THAT the costs of preparing, submitting and agreeing such returns and computations shall be borne by EIPRL.

2   KLG Tax: Subject to client comment.

14.2	All such returns, computations and any related documents and correspondence, shall be submitted in draft form to the Buyer or (at the Buyer’s request) its duly authorised agent for comments. The Buyer, or its duly authorised agent, shall provide comments, if any, within twenty (20) business days of such submission. If the Seller has not received any comments within thirty (30) business days, the Buyer and its duly authorised agents shall be deemed to have approved such draft documentation. The Seller shall incorporate all reasonable written comments which the Buyer or its duly authorised agent may have on the preparation of such computations, returns, documents or correspondence. The Seller will keep the Buyer fully informed of its conduct of EIPRL’s corporation tax affairs pursuant to paragraph 9.1 and this paragraph 9.2.

14.3	The Buyer shall and shall procure that EIPRL shall give any authorisation or signature reasonably required by the Seller or their agents for the purposes of paragraph 9.1 provided that the Buyer shall not be required to procure that EIPRL signs any document which contains a material inaccuracy or which, if signed, would be unlawful.

14.4	The Buyer or its duly authorised agents shall have the conduct of preparing, submitting and agreeing with EIPRL’s Inspector of Taxes the corporation tax returns and computations of EIPRL for all accounting periods commencing before and ending after Completion. Drafts of all such returns, computations and any related documents and correspondence shall be submitted in draft form to the Seller for comment in relation to the period of time ended on (and including) Completion. If the Buyer has not received any comments within thirty (30) business days the Seller shall be deemed to have approved such drafts. The Buyer shall incorporate all reasonable written comments which the Seller or its duly authorised agent may have on the preparation of such returns computations, documents and correspondence.

14.5	The Seller and the Buyer shall and the Buyer shall procure that EIPRL shall each respectively provide (or procure the provision of) to the other or their duly authorised agents all information and assistance which may reasonably be required to prepare, submit, agree and finalise all outstanding corporation tax computations including all claims and elections made in connection therewith.

14.6	Nothing done by the Buyer in accordance with this paragraph 9 shall restrict or reduce any rights the Buyer may have to make a claim against the Seller in respect of any Tax Liability under paragraph 1 of Part C.

15	VAT group

15.1	The Seller will, on or before Completion, give notice to HMRC (copying the notice to the Buyer) that EIPRL will cease to be under its control with effect from Completion and will use its best endeavours to procure that the date on which EIPRL ceases to be a member of the Seller’s VAT Group, and the date on which it ceases to be the representative member of that VAT Group, falls on Completion.

15.2	The Buyer will procure that EIPRL provides to the Seller all information relating to EIPRL which is reasonably required to prepare the VAT return of the Seller’s VAT Group for any period that EIPRL has been a member of that VAT Group at least ten Business Days before the last date for submission of that return.

15.3	The Buyer will procure that EIPRL contributes that proportion of any VAT for which the Seller’s VAT Group is accountable that is properly attributable to supplies, acquisitions and importations (Supplies) made before Completion by EIPRL (less any amount of deductible input tax that is attributable to those Supplies) and for which specific provision is made in the Accounts or that relates to Supplies made or deemed to be made in EIPRL’s ordinary course of business after the Accounts Date and up to, and including, Completion.

15.4	The Seller shall pay, or shall procure to be paid, to EIPRL an amount equivalent to the proportion of any repayment of VAT received by the new representative member from HMRC or of any credit obtained by reference to an excess of deductible input tax over output tax that is attributable to Supplies made, or deemed to be made, by EIPRL while a member of the Seller’s VAT Group (ignoring, for this purpose, the deeming provisions in section 43(1) of VATA 1994) within ten Business Days of receipt by, or offset against a liability of, the new representative member.

15.5	The Buyer shall not procure that EIPRL makes any contribution, under this paragraph 10, to the extent that it relates to an amount for which the Seller is liable to the Buyer under this Agreement (disregarding any financial limitations on claims imposed by Schedule 7 of this agreement) or would have been so liable had EIPRL never been a member of the Seller’s VAT Group and had instead been separately registered for VAT.

15.6	The Seller shall procure that an amount equal to any payment made by the Buyer under this paragraph shall be promptly and duly accounted for to HMRC.

Schedule 6

Provisions for the protection of the Seller

1	Time limits

1.1	No Claim shall be brought by the Buyer unless notice in writing of such Claim (specifying in reasonable detail with supporting evidence the event, matter or default which gives rise to the Claim and an estimate of the amount claimed) has been given to the appropriate parties:

1.1.1	in the case of a Tax Claim, within seven years after Completion; or

1.1.2	in the case of any Non-Tax Claim, within two years after Completion.

1.2	Any Claim that is made shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn on the expiration of 12 months after the date it was made unless court proceedings in respect of it shall then have been commenced against the appropriate parties.

1.3	For the purposes of paragraph 1.2 court proceedings shall not be deemed to have been commenced unless they have been both issued and served on the appropriate parties.

2	Threshold

3	The Seller shall not be liable for any Claim unless:

3.1	the amount of the liability in respect of that Claim exceeds £10,000; and

3.2	the amount of the liability in respect of that Claim when aggregated with the amount of the liability in respect of all other Claims exceeds £50,000 (in which event the Seller will be liable for the whole amount of such liability and not merely the excess).

4	Aggregate maximum

4.1	The total liability of the Seller in respect of all claims under this Agreement shall not exceed an aggregate amount equal to the market value of the AQM Consideration Shares at Completion.

5	Successful claims deemed to constitute a reduction in the consideration

5.1	The satisfaction by the Seller of any Claim shall be deemed to constitute a reduction in the consideration set out in Clause 4.

6	Other provisions for the protection of the Seller

6.1	No Claim shall be made by the Buyer against the Seller and the Seller shall not have any liability to the Buyer under the Warranties:

6.1.1	in respect of any liability or other matter or thing to the extent that it occurs as a result of or is otherwise attributable to:

(i)	any legislation not in force at the date hereof or any change of law or administrative practice having retrospective effect which comes into force after the date hereof;

(ii)	any increase hereafter in the rates of taxation in force at the date hereof;

6.1.2	in respect of the Buyer or EIPRL disclaiming any part of the benefit of capital or other allowances against taxation claimed or proposed to be claimed on or before the date hereof;

6.1.3	in respect of a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable, but this paragraph 6.1.3 shall not operate to avoid a Claim made with reasonable particularity in respect of a contingent liability within the applicable time limits specified in paragraph 1; or

6.1.4	to the extent the subject matter of the Claim is a matter provided for, or included as a liability or disclosed, in the Accounts and/or the Management Accounts.

6.2	Nothing in this Agreement will in any way restrict the Buyer’s common law duty to mitigate its loss.

7	Recovery from third parties

7.1	Where EIPRL or the Buyer is or becomes entitled (whether under insurance or by way of payment, discount, credit, set off, counterclaim or otherwise) to recover from any third party any sum in respect of loss, damage or liability which is or may be the subject of a claim under this Agreement the Buyer shall, if so required by the Seller and subject to the following provisions of this paragraph 7.1, take or procure EIPRL to take all such steps or proceedings as the Seller may reasonably require to enforce such recovery. The following provisions shall then apply:

7.1.1	all such steps or proceedings shall be taken at the Seller’ cost and expense and the Buyer shall not be under any obligation to take them or procure them to be taken unless the Seller shall have provided indemnities to the reasonable satisfaction of the Buyer in respect of all costs, charges and expenses (to include any professional costs) likely to be thereby incurred;

7.1.2	the Buyer shall ensure that the Seller is provided with all such information and reports concerning any such steps or proceedings taken by the Buyer or EIPRL as the Seller may from time to time reasonably request;

7.2	If the Buyer recovers any amount from any third party in respect of a claim the amount of the claim shall then be reduced by the amount recovered (less all reasonable costs, charges and expenses incurred by the Buyer in recovering that sum from such third party) or be extinguished if the amount recovered exceeds the amount of the claim.

8	Limitation of liability

Nothing in this Schedule 7 or in any other provisions of this Agreement shall operate so as to exclude or limit the liability of any of the Seller to the extent that any claim under this Agreement arises by reason of any fraud or dishonest, reckless or wilful misstatement or omission by or on behalf of any of the Seller.

9	Residual Liability

“LCIF” means the University of East Anglia of The Registry, University of East Anglia, Earlham Road, Norwich, Norfolk NR4 7TJ as operator of the Low Carbon Innovation Fund

“NES” Means NES Partners New Energy Solutions II K/S, a limited partnership registered in Denmark with registered number 30244753, Langebrogade 4, Copenhagen K, DK-1411, Denmark

“LCIF Group” means LCIF, Low Carbon Innovation Fund Limited, Turquoise International Limited, any new nominee of LCIF, the University of East Anglia and any company, corporate body or organisation wholly owned directly or indirectly by the University of East Anglia.

“During the period when the AQM Consideration Shares cannot be freely transferred the Seller may settle any Claim by transferring to the Buyer, or as it may direct, such number of AQM Consideration Shares which, at the AQM VWAP on the Completion Date, are equivalent to the value of the Claim.

When the AQM Consideration Shares have become freely transferable which will be 6 months after the Completion Date, the Seller may novate the Residual Liability in respect of Claims under this Agreement to any Residual Liability Permitted Transferee being;

1.	LCIF or NES (or their nominee)

2.	any member of the LCIF Group. If such Permitted Transferee ceases to be a member of the LCIF Group at any time, then the Residual Liability Permitted Transferee shall transfer Residual Liability held by it to LCIF or another member of the LCIF Group;

3.	an Investment Manager; or

4.	an Investment Fund; or

5.	a nominee of an Investment Manager or an Investment Fund; or

6.	a nominee of such Investment Manager or to any new nominee of such Investment Manager.

Such transfer shall be by way of a deed of novation in a form agreed by the Buyer, acting reasonably, which shall also be executed by the Buyer to confirm that from the point of execution of such deed the Seller has no further liability under this Agreement.

The Seller shall present a deed of novation in respect of the Residual Liability to the Buyer for approval and execution pursuant to this paragraph 9 prior to commencing winding up or a voluntary striking off of the Seller pursuant to section 1003 of the Companies Act 2006.

Schedule 7

IP/IT Schedule

96

BWT Case Ref	Country	Applicant	Title	Status	Official No	Local Publication Date	Application No	Application Date	Registration No	Registration Date	Client Ref	Expiry Date	Next Renewal Date	Renewal Status	Examination Status for Pending cases

P103525IN00	India	Atraverda Limited	CERAMIC MATERIAL	Application Published	2766/MUMNP/2011	5/11/2012	2766/MUMNP/2011	30-Jun-2010			Pre-impregnation of Ebonex				No Examination Report yet received
P103525US00	USA	Atraverda Limited	CERAMIC MATERIAL	Examination in Progress	13/381728	7/5/2012	13/381728	30-Jun-2010			Pre-impregnation of Ebonex				Third Office Action received. Response due by 19 February 2016

P108052CN00	China	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Registered/Granted	ZL201080034601.4	4/30/2012	201080034601.4	30-Jun-2010	ZL201080034601.4	01-Apr-2015	Induction Welding	30-Jun-2030	30-Jun-2016	Renewal - In Force	-
P108052DE00	Germany	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Registered/Granted	2449619	18-Mar-2015	10730823.1	30-Jun-2010	2449619	18-Mar-2015	Induction Welding	30-Jun-2030	30-Jun-2016	Renewal - In Force	-
P108052EP00	European	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Registered/Granted	2449619	5/9/2012	10730823.1	30-Jun-2010	2449619	18-Mar-2015	Induction Welding			No More Renewals Payable	-
P108052FR00	France	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Registered/Granted	2449619	18-Mar-2015	10730823.1	30-Jun-2010	2449619	18-Mar-2015	Induction Welding	30-Jun-2030	30-Jun-2016	Renewal - In Force	-
P108052GB01	United Kingdom	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Registered/Granted	2449619	18-Mar-2015	10730823.1	30-Jun-2010	2449619	18-Mar-2015	Induction Welding	30-Jun-2030	30-Jun-2016	Renewal - In Force	-
P108052IN00	India	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Application Published	2765/MUMNP/2011	5/11/2012	2765/MUMNP/2011	30-Jun-2010			Induction Welding				No Examination Report yet received
P108052US00	USA	Atraverda Limited	METHOD OF ASSEMBLING A BIPOLAR BATTERY	Examination in Progress	13/381719	6/21/2012	13/381719	30-Jun-2010			Induction Welding				Response to Second Office Action filed 24 November 2015. Awaiting further Communication

P115321CN00	China	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Registered/Granted	201180068438.8	11/13/2013	201180068438.8	23-Dec-2011			Vibration Welding of Substrate to Frame			Renewal - In Force	Response to First Examination Report filed 22 May 2015. Awaiting further Communication

97

BWT Case Ref	Country	Applicant	Title	Status	Official No	Local Publication Date	Application No	Application Date	Registration No	Registration Date	Client Ref	Expiry Date	Next Renewal Date	Renewal Status	Examination Status for Pending cases
P115321DE00	Germany	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Registered/Granted	6020110153293	01-Apr-2015	11808910.1	23-Dec-2011	6020110153293	01-Apr-2015	Please advise	23-Dec-2031	31-Dec-2016	Renewal - In Force	—
P115321EP00	European	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Registered/Granted	2656430	10/30/2013	11808910.1	23-Dec-2011	2656430	01-Apr-2015	Please advise			No More Renewals Payable	—
P115321FR00	France	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Registered/Granted	2656430	01-Apr-2015	11808910.1	23-Dec-2011	2656430	01-Apr-2015	Please advise	23-Dec-2031	31-Dec-2016	Renewal - In Force	—
P115321GB01	United Kingdom	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Registered/Granted	2656430	01-Apr-2015	11808910.1	23-Dec-2011	2656430	01-Apr-2015	Please advise	23-Dec-2031	31-Dec-2016	Renewal - In Force	—
P115321IN00	India	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Application Published	6397/DELNP/2013	12/12/2014	6397/DELNP/2013	23-Dec-2011			Vibration Welding of Substrate to Frame				No Examination Report yet received
P115321US00	USA	Atraverda Limited	METHOD OF ASSEMBLING A BATTERY	Application Accepted	13/997393	1/16/2014	13/997393	23-Dec-2011			Vibration Welding of Substrate to Frame				Application Accepted. Grant fee due by 18 March 2016.

P99564BR00	Brazil	Atraverda Limited	ELECTRODE FOR A BATTERY	Registered/Granted	PI0206606-8	Unknown	PI0206606-8	21-Jan-2002	PI0206606-8	20-Sep-2011		21-Jan-2022	21-Apr-2016	Renewal Reminders Sent	—
P99564CN00	China	Atraverda Limited	Electrode for a Battery	Registered/Granted	ZL02805737.6	Unknown	02805737.6	21-Jan-2002	ZL02805737.6	29-Jul-2009		21-Jan-2022	21-Jan-2016	Undergoing Renewal	—
P99564IN00	India	Atraverda Limited	Electrode for a Battery	Registered/Granted	223428	Unknown	01293/DELNP/2003	21-Jan-2002	223428	10-Sep-2008		21-Jan-2022	21-Jan-2016	Undergoing Renewal	—
P99564JP00	Japan	Atraverda Limited	ELECTRODE FOR A BATTERY	Registered/Granted	4790205	Unknown	558356/2002	21-Jan-2002	4790205	29-Jul-2011		21-Jan-2022	29-Jul-2016	Renewal - In Force	—
P99564US00	USA	Atraverda Limited	Electrode for a Battery	Registered/Granted	7541113	Unknown	10/466861	21-Jan-2002	7541113	02-Jun-2009		13-Sep-2023	02-Dec-2016	Renewal - In Force	—

P99565BR00	Brazil	Atraverda Limited	Reduced Moisture Chemical Reactions	Examination in Progress	0511773-9	Unknown	0511773-9	01-Jun-2005				01-Jun-2025	01-Sep-2016	Renewal - In Force	Response to First Examination Report filed 18 November 2015. Awaiting further Communication

98

BWT Case Ref	Country	Applicant	Title	Status	Official No	Local Publication Date	Application No	Application Date	Registration No	Registration Date	Client Ref	Expiry Date	Next Renewal Date	Renewal Status	Examination Status for Pending cases
P99565CN00	China	Atraverda Limited	REDUCED MOISTURE CHEMICAL REACTIONS	Registered/Granted	ZL200580017804.1	Unknown	200580017804.1	01-Jun-2005	ZL200580017804.1	22-Jun-2011		01-Jun-2025	01-Jun-2016	Renewal - In Force	—
P99565EP00	European	Atraverda Limited	REDUCED MOISTURE CHEMICAL REACTIONS	Examination in Progress	05753089.1	Unknown	05753089.1	01-Jun-2005				01-Jun-2025	30-Jun-2016	Renewal - In Force	Response to Second Examination Report filed 26 June 2015. Awaiting further Communication
P99565IN00	India	Atraverda Limited	REDUCED MOISTURE CHEMICAL REACTIONS	Registered/Granted	256918	Unknown	7505/DELNP/2006	01-Jun-2005	256918	12-Aug-2013		01-Jun-2025	01-Jun-2016	Renewal Reminders Sent	—
P99565JP00	Japan	Atraverda Limited	Reduced Moisture Chemical Reactions	Registered/Granted	5046924	1/17/2008	514128/2007	01-Jun-2005	5046924	27-Jul-2012		01-Jun-2025	27-Jul-2016	Renewal - In Force	—
P99565MX00	Mexico	Atraverda Limited	Reduced Moisture Chemical Reactions	Registered/Granted	297646	Unknown	PA/A/2006/013987	01-Jun-2005	297646	29-Mar-2012		01-Jun-2025	01-Jun-2017	Renewal - In Force	—

P99566BR00	Brazil	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Application Filed	PI0610835-0		PI0610835-0	26-Apr-2006				26-Apr-2026	26-Jul-2016	Renewal - In Force	No Examination Report yet received
P99566CN00	China	Ebonex IPR Limited	ELECTRODE AND MANUFACTURING METHODS	Registered/Granted	ZL200680014093.7	6/4/2008	200680014093.7	26-Apr-2006	ZL200680014093.7	15-Feb-2012		26-Apr-2026	26-Apr-2016	Renewal Reminders Sent	—
P99566HK00	Hong Kong	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Registered/Granted	HK1120660	6/4/2008	08113151.0	26-Apr-2006	HK1120660	15-Feb-2012		25-Apr-2026	26-Apr-2016	Renewal Reminders Sent	—
P99566IN00	India	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Application Published	8209/DELNP/2007	7/4/2008	8209/DELNP/2007	26-Apr-2006							No Examination Report yet received
P99566JP00	Japan	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Registered/Granted	5294844	11/13/2008	508289/2008	26-Apr-2006	5294844	21-Jun-2013		26-Apr-2026	21-Jun-2016	Renewal - In Force	—
P99566MX00	Mexico	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Registered/Granted	303810	4/18/2008	MX/A/2007/013553	26-Apr-2006	303810	27-Sep-2012		26-Apr-2026	26-Apr-2017	Renewal - In Force	—

99

BWT Case Ref	Country	Applicant	Title	Status	Official No	Local Publication Date	Application No	Application Date	Registration No	Registration Date	Client Ref	Expiry Date	Next Renewal Date	Renewal Status	Examination Status for Pending cases
P99566US00	USA	Atraverda Limited	ELECTRODE AND MANUFACTURING METHODS	Registered/Granted	8119290	14/08/2008	11/912005	26-Apr-2006	8119290	21-Feb-2012		26-Apr-2026	21-Aug-2019	Renewal - In Force	—

P99569GB00	United Kingdom	Atraverda Limited	Electrochemical Treatment of Reinforced Concrete	Registered/Granted	1055017	Unknown	99903825.0	04-Feb-1999	1055017	07-May-2003		04-Feb-2019	29-Feb-2016	Undergoing Renewal	—
P99569US00	USA	Atraverda Limited	Electrochemical Treatment of Reinforced Concrete	Registered/Granted (CPD)	6332971	Unknown	09/601949	04-Feb-1999	6332971	25-Dec-2001		04-Feb-2019		CPD Case	—

P99570GB00	United Kingdom	Atraverda Limited	MANUFACTURING METHOD AND A JIG FOR USE IN THE MANUFACTURING METHOD	Registered/Granted	1755847	08-Apr-2009	05753087.5	03-Jun-2005	1755847	08-Apr-2009		03-Jun-2025	30-Jun-2016	Renewal - In Force	—
P99570US00	USA	Atraverda Limited	MANUFACTURING METHOD AND A JIG FOR USE IN THE MANUFACTURING METHOD	Registered/Granted	8038739	Unknown	11/569455	03-Jun-2005	8038739	18-Oct-2011		28-Nov-2028	18-Apr-2019	Renewal - In Force	—

P99595GB00	United Kingdom	Atraverda Limited	Electrochemical Method and Electrode	Registered/Granted	0883700	18-Aug-1999	97902447.8	31-Jan-1997	0883700	18-Aug-1999		31-Jan-2017	31-Jan-2016	Undergoing Renewal	—
P99595US00	USA	Atraverda Limited	Electrochemical Method and Electrode	Registered/Granted	6120675	Unknown	09/142390	31-Jan-1997	6120675	19-Sep-2000		31-Jan-2017		No More Renewals Payable	—

P99697BR00	Brazil	Atraverda Limited	POWDERS	Application Filed	PI0815706-5	Not yet published	PI0815706-5	19-Aug-2008			Powders	19-Aug-2028	19-Nov-2016	Renewal - In Force	No Examination Report yet received
P99697CN00	China	Atraverda Limited	POWDERS	Registered/Granted	ZL 200880102870.2	7/21/2010	200880102870.2	19-Aug-2008	ZL 200880102870.2	17-Jul-2013	Powders	19-Aug-2028	19-Aug-2016	Renewal - In Force	—

100

BWT Case Ref	Country	Applicant	Title	Status	Official No	Local Publication Date	Application No	Application Date	Registration No	Registration Date	Client Ref	Expiry Date	Next Renewal Date	Renewal Status	Examination Status for Pending cases
P99697EP00	European	Atraverda Limited	POWDERS	Examination in Progress	08788372.4	4/28/2010	08788372.4	19-Aug-2008			Powders	19-Aug-2028	31-Aug-2016	Renewal - In Force	Response to First Examination Report filed 13 September 2010. Awaiting further Communication
P99697HK00	Hong Kong	Atraverda Limited	POWDERS	Application Published	10109596.7	4/28/2010	10109596.7	19-Aug-2008			Powders	18-Aug-2028	19-Aug-2016	Renewal - In Force	N/A
P99697IN00	India	Atraverda Limited	POWDERS	Examination in Progress	325/MUMNP/2010	Unknown	325/MUMNP/2010	19-Aug-2008			Powders				Response to First Examination Report filed 24 February 2015. Awaiting further Communication
P99697JP00	Japan	Atraverda Limited	POWDERS	Registered/Granted	5450414	10-Jan-2017	521470/2010	19-Aug-2008	5450414	10-Jan-2014	Powders	19-Aug-2028	10-Jan-2017	Renewal - In Force	—
P99697US00	USA	Ebonex IPR Limited	POWDERS	Registered/Granted	8377342	5/26/2011	12/673804	19-Aug-2008	8377342	19-Feb-2013	Powders	19-Aug-2029	19-Aug-2016	Renewal - In Force	—

101

Signed as a deed by EBONEX LIMITED acting by a director in the presence of:	) ) ) )	/s/ D.J. Casale
Director’s signature
LCIF Representatives Ltd
Director’s name

Witness’ signature:		/s/ C.A. Davies
Witness’ name:		C A Davies
Witness’ address:

Witness’ occupation:		Director Ebonex Ltd

Signed as a deed by AQUA METALS, INC. acting by a director in the presence of:	) ) ) )	/s/ S R Clarke
Director’s signature
Stephen R. Clarke
Director’s name

Witness’ signature:		/s/ Selwyn Mould
Witness’ name:		Selwyn Mould
Witness’ address:

Witness’ occupation:		Executive